Exhibit 10.7

INDENTURE dated as of May 13, 2004 among PP Acquisition Corporation, a Delaware corporation which will be merged with and into Polypore, Inc., a Delaware corporation, with Polypore, Inc. continuing as the surviving corporation (the “Company”), the Guarantors (as herein defined) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) (i) $225,000,000 aggregate principal amount of the Company’s 8¾% Senior Subordinated Notes due May 15, 2012 (the “Initial Dollar Notes”) in the form of Exhibit A hereto and (ii) €150,000,000 aggregate principal amount of the Company’s 8¾% Senior Subordinated Notes due May 15, 2012 (the “Initial Euro Notes” and together with the Initial Dollar Notes, the “Initial Notes”) in the form of Exhibit B hereto issued on the date hereof, (b) any Additional Notes (as defined herein) that may be issued after the date hereof and (c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the “Appendix”)) or otherwise registered under the Securities Act (as defined in the Appendix) and issued, the Company’s U.S. Dollar 8¾% Senior Subordinated Notes due May 15, 2012 (the “Exchange Dollar Notes”) and the Company’s Euro 8¾% Senior Subordinated Notes due May 15, 2012 (the “Exchange Euro Notes” and together with the Exchange Dollar Notes, the “Exchange Notes” and, together with the Initial Notes, the “Notes”)) issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Notes or otherwise registered under the Securities Act and issued in the form of Exhibit C or D hereto.  Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

                SECTION 1.01.  Definitions.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or (ii) that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.  Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest then owing pursuant to Section 2 of the Registration Rights Agreement.

“Additional Notes” means, subject to the Company’s compliance with Section 4.03, 8¾%  Senior Subordinated Notes Due 2012 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such investment.

“Applicable Currency Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, in the case of the Dollar Notes, or Euros, in the case of the Euro Notes, at any time for the determination thereof, the amount of U.S. Dollars or Euros, as applicable, obtained by converting such foreign currency involved in such computation into U.S. Dollars or Euros, as applicable, at the spot rate for the purchase of U.S. Dollars or Euros, as applicable, with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)                                  1% of the then outstanding principal amount of the Note; and

(2)                                  the excess of:

(a)                                  the present value at such redemption date of (i) the redemption price of the Note, as applicable, at May 15, 2008 such redemption price being set forth in Section 3.07 plus (ii) all required interest payments due on the Note, as applicable, through May 15, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate with respect to the Dollar Notes and a discount rate equal to the German Bund Rate with respect to the Euro Notes as of such redemption date plus 50 basis points; over

(b)                                 the then outstanding principal amount of the Note.

“Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment, disposition or other transfer for value by the Company or any of its Restricted Subsidiaries (including, without limitation, any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:  (a) any Capital Stock of any Restricted Subsidiary of the Company, or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales or other dispositions shall not include: (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million; (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01 hereof or any disposition that constitutes a Change of Control; (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (iv) disposals or replacements of obsolete or worn-out equipment in the ordinary course of business of the Company and its Restricted Subsidiaries; (v) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted by Section 4.07 hereof or pursuant to any Permitted Investment; (vi) sales of accounts receivable, equipment and related assets (including, without limitation, contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (vi), Purchase Money Notes shall be deemed to be cash); (vii) dispositions of cash or Cash Equivalents; (viii) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); (ix) a disposition of inventory in the ordinary course of business; (x) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property; and (xi) foreclosure on assets.

“Bank Indebtedness” means all Obligations pursuant to the Credit Facility.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such

Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments; (iv) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America the long-term debt of which is rated at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s, in each case having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in any investment company or money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) other short term investments used by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to the Company (in the case of the assets of Holdings), the Permitted Holders or their Related Parties or any Permitted Group; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders or their Related Parties or any Permitted Group) shall become the beneficial owner, directly or indirectly, of shares representing more than 40% of the total ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings at a time when the Permitted Holders and their Related Parties in the aggregate own a lesser percentage of the total ordinary voting power represented by such issued and outstanding Capital Stock; or (iv) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of such Person’s: (i) Consolidated Net Income; and (ii) to the extent Consolidated Net Income has been reduced thereby:  (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period; (B) Consolidated Interest Expense; (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP; (D) any cash charges resulting from the Transactions that are incurred prior to the six month anniversary of the Issue Date; (E) restructuring costs and acquisition integration costs and fees, including cash severance payments made in connection with acquisitions; and (F) the salary and bonus payment made prior to the Issue Date to certain stockholders as described in Footnote 2 to the section ”Summary historical and pro forma consolidated financial data” on page 15 of the Offering Memorandum.  Notwithstanding the preceding sentence: (x) amounts under clauses (ii)(A)-(F) relating to a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only if (and in the same proportions) that net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income of such Person; and (y) to the extent the amounts set forth in clauses (ii)(A)-(F) are in excess of those necessary to offset a net loss of such Restricted Subsidiary, such excess will be added to Consolidated Net Income to compute Consolidated EBITDA only if (and in the same proportion that) net income of such Restricted Subsidiary would be included in calculating Consolidated Net Income of such Person if such Restricted Subsidiary had generated net income instead of net loss.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four-Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to: (i) the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuancer or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and (ii) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (iv) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:  (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) notwithstanding clause (i) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; (iii) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; (iv) for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and (v) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions). In addition, any such pro forma calculation, to reflect operating expense reductions reasonably expected to result from any acquisition or merger, may include adjustments as appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, that either (a) would be permitted pursuant to Rule 11-02 of Regulation S-X of the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken or at the time of determination are reasonably expected to be taken within 12 months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that such adjustments shall be calculated on an annualized basis and will be set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another officer which states in detail (i) the amount of such adjustment or adjustments, and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate at the time of such execution.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:  (i) Consolidated Interest Expense; plus (ii) the product of (x) the amount of all cash dividend payments on any series of Disqualified Capital Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the chief financial officer of the Company, which estimate shall be conclusive); plus (iii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of a Restricted Subsidiary times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the chief financial officer of the Company, which estimate shall be conclusive); provided that with respect to any series of Preferred Stock that did not pay cash dividends during such period but that is eligible to pay cash dividends during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (iii).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs; (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; and (v) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person.

“Consolidated Leverage Ratio” with respect to any Person as of any date of determination means, the ratio of (x) consolidated Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available to (y) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive quarters for which internal financial statements are available, in each case with such pro forma adjustments to consolidated Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; provided that there shall be excluded therefrom to the extent otherwise included, without duplication:  (i) gains and losses from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof) and the related tax effects according to GAAP; (ii) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (iii) all extraordinary, unusual or non-recurring charges, gains and losses (including, without limitation, all restructuring costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP; (iv) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company; (v) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is prohibited by contract, operation of law or otherwise provided, however, that a Foreign Subsidiary may agree to restrict its ability to declare dividends or similar distributions without excluding the net income of such Foreign Subsidiary from Consolidated Net Income if (a) the agreement that restricts such ability relates to Permitted Indebtedness described in clause (xv) of that definition, (b) the proceeds thereof are used, directly or indirectly through intercompany transfers, to permanently repay Senior Debt or the Notes of the Company, and (c) the net income of such Foreign Subsidiary, together with the net income of each other Foreign Subsidiary subject to a similar restriction, does not exceed 10% of Consolidated Net Income; (vi) the net loss of any Person, other than a Restricted Subsidiary of the Company; (vii) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person; (viii) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; (ix) any non-cash compensation charges and deferred compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, including the Transactions; provided, however, that Consolidated Net Income for any period shall be reduced by any cash payments made during such period by such Person in connection with any such deferred compensation, whether or not such reduction is in accordance with GAAP; (x) inventory purchase accounting  adjustments and amortization and impairment charges resulting from other purchase accounting adjustments with respect to the Transactions and other acquisition transactions and; (xi) unrealized gains and losses due solely to fluctuations in currency values and related tax effects according to GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges, impairment and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves associated with mandatory repurchases of equity securities). For clarification purposes, purchase accounting adjustments with respect to inventory will be included in Consolidated Non-cash Charges.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit or banker’s acceptances.

“Credit Facility” means the Credit Agreement dated as of the Issue Date among the Company, Holdings, the lenders party thereto in their capacities as lenders thereunder, JPMorgan Chase Bank, as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent and General Electric Capital Corporation, UBS Securities LLC and Lehman Commercial Paper Inc., as co-documentation agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both, pursuant to the Default provisions, would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale.  Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, the Company shall deliver an Officers’ Certificate to the Trustee which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

“Designated Preferred Stock” means Preferred Stock that is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(w) of the first paragraph of Section 4.07 hereof.

“Designated Senior Debt” means (i) the Bank Indebtedness and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing or governing such Senior Debt as “Designated Senior Debt” by the Company.

“Disqualified Capital Stock” means with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (i) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Capital Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part; in each case on or prior to (a) the final maturity date of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity date of the Notes shall not constitute Disqualified Capital Stock if:  (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections 4.10 and 4.15 hereof, respectively; and (B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto. The amount of any Disqualified Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such

Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Capital Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Capital Stock as reflected in the most recent internal financial statements of such Person.

“Domestic Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that is incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any offering of Qualified Capital Stock of Holdings or the Company; provided that: (i) in the event of an offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 3.07(c) hereof; and (ii) in the event such equity offering is not in the form of a public offering registered under the Securities Act, the proceeds received by the Company directly or indirectly from such offering are not less than $10.0 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Dollar Notes” has the meaning set forth in the preamble hereto.

“Exchange Euro Notes” has the meaning set forth in the preamble hereto.

“Exchange Notes” has the meaning set forth in the preamble hereto.

“Excluded Contributions” means net cash proceeds, or property other than cash that would constitute Marketable Securities or Permitted Business, in each case received by the Company and its Restricted Subsidiaries from:

(i)                                     contributions to its common equity capital; and

(ii)                                  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (4)(iii) of Section 4.07 hereof.

“EU Government Obligations” means securities that are:

(i)                                     direct obligations of any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof for the timely payment of which its full faith and credit is pledged, or

(ii)                                  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of any member state of the European Union (as it exists on the Issue Date) the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such member state of the European Union, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such EU Government Obligations or a specific payment of principal of or interest on any such EU Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the EU Government Obligations or the specific payment of principal of or interest on the EU Government Obligations evidenced by such depository receipt.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith, which determination shall be conclusive.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Four-Quarter Period” has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as in effect as of the Issue Date.  All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except as expressly provided in this Indenture.

“German Bund Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of German Bundesanleihe securities with a constant maturity (as compiled and published in the most recent financial statistics that have become publicly available at least two business days prior to such redemption date (or, if such financial statistics are no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2008; provided, however, that if the period from such redemption date to May 15, 2008 is less than one year, the weekly average yield on actually traded German Bundesanleihe securities adjusted to a constant maturity of one year will be used.

“Government Obligations” means, in the case of the Dollar Notes, U.S. Government Obligations and, in the case of the Euro Notes, EU Government Obligations.

“Group” has the meaning specified in the definition of Change of Control.

“Guarantee” means (i) the guarantee of the Notes by the Domestic Subsidiaries of the Company in accordance with the terms of this Indenture; and (ii) the guarantee of the Notes by any Subsidiary required under the terms of Section 4.17 hereof.

“Guarantor” means any Subsidiary that issues a Guarantee; provided, however, that upon the release and discharge of such Subsidiary from its Guarantee in accordance with Section 11.07 hereof, such Subsidiary shall cease to be a Guarantor.

“Hedging Agreement” means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of the Company and its Restricted Subsidiaries, so long as any such agreement has been entered into in the ordinary course of business and bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company).

“Holder” means a Person in whose name a Note is registered.

“Holdings” means PP Holdings Corporation, a Delaware corporation.

“Indebtedness” means with respect to any Person, without duplication: (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations of such Person; (iv) all Obligations of such Person issued or assumed as the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence); (vi) guarantees and other contingent obligations in respect of Indebtedness of other Persons referred to in clauses (i) through (v) above and clause (viii) below; (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person whether or not such Indebtedness is assumed by such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset at such date of determination and the amount of the Obligation so secured; (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value, as determined in good faith by the Company’s Board of Directors, which determination will be conclusive, of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, accrued dividends, if any).

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.  For clarification purposes, the liability of the Company or any Restricted Subsidiary to make periodic payments to licensors in consideration for the license of patents and technical information under license agreements in existence on the Issue Date and any amount payable in respect of a settlement of disputes with respect to such payments thereunder shall not constitute Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Dollar Notes” has the meaning set forth in the preamble hereto.

“Initial Euro Notes” has the meaning set forth in the preamble hereto.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Intellectual Property” means, collectively, the patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures).

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee or similar arrangement but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company (or, in the case of a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary of the Company, such Restricted Subsidiary has a minority interest that is held by an Affiliate of the Company that is not a Restricted Subsidiary of the Company), the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary, not sold or disposed of. Except as otherwise provided herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in its fair market value.  For purposes of Section 4.07 hereof:

(i)                                     “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(ii)                                  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange or NASDAQ and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody’s.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of: (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and title and recording tax expenses); (ii) all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale; (iii) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and (v) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale.

“Notes” means, collectively, the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum relating to the offering of the Initial Notes dated May 6, 2004.

“Officer” means, with respect to any Person (other than the Trustee), the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 13.04 and 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Permitted Acquisition Payments” means, without duplication, any payments made in connection with the Transactions pursuant to the Stock Purchase Agreement and any other agreements or documents related to the Transactions and set forth as Schedule I to this Indenture in effect on the Issue Date (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the Offering Memorandum.

“Permitted Business” means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Group” means any group of investors party to the Stockholders’ Agreement, as the same may be amended, modified or supplemented from time to time, provided that the Permitted Holders and their Related Parties continue to be the “beneficial owners” (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of the Company or Holdings (as applicable) that is “beneficially owned” (as defined above) by such group of Investors.

“Permitted Holders” means Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., its Affiliates and any general or limited partners of Warburg Pincus Private Equity VIII, L.P. or Warburg Pincus International Partners, L.P. on the Issue Date.

“Permitted Indebtedness” means, without duplication, each of the following:

(i)  Indebtedness under the Notes (other than any Additional Notes) and the incurrence by the Company of Indebtedness represented by the Exchange Notes issued in exchange for the Notes (or in exchange for any Additional Notes issued in accordance with the terms of the Indenture) and the Guarantees thereof;

(ii)  Indebtedness of the Company or the Guarantors incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $660.0 million less:  (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding, (B) the amount of all mandatory principal payments actually made by the Company or any such Restricted Subsidiary since the Issue Date with the Net Cash Proceeds of an Asset Sale in respect of term loans under a credit facility (excluding any such payments to the extent refinanced at the time of payment), and (C) any repayments of revolving credit borrowings under a credit facility with the Net Cash Proceeds of an Asset Sale that are accompanied by a corresponding commitment reduction thereunder; provided that the amount of Indebtedness permitted to be incurred pursuant to the Credit Facilities in accordance with this clause (ii) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Credit Facilities in reliance on, and in accordance with, clauses (vii), (xiii), (xiv) and (xv) below;

(iii)  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (and in the case of any line of credit, the unused capacity of such line of credit as of the Issue Date), reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(iv)  Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; and provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

(v)  Indebtedness of the Company or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

(vi)  intercompany Indebtedness between or among the Company and any such Restricted Subsidiaries (other than a Securitization Entity); provided, however, that: (a) if the Company is the obligor on such Indebtedness and the payee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b)(1) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Securitization Entity) thereof; and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary (other than a Securitization Entity) thereof (other than by way of granting a Lien permitted under this Indenture or in connection with the exercise of remedies by a secured creditor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)  Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Guarantors to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) in an aggregate principal amount outstanding not to exceed the greater of (a) $20.0 million and (b) 1.5% of Total Assets;

(viii)  Refinancing Indebtedness (other than Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (ii) of this definition);

(ix)  guarantees by the Company and its Restricted Subsidiaries of each other’s Indebtedness; provided, however, that such Indebtedness is permitted to be incurred under this Indenture; provided, further, that in the event such Indebtedness (other than Acquired

Indebtedness) is incurred pursuant to the Consolidated Fixed Charge Coverage Ratio, such guarantees are by the Company or a Guarantor only;

(x)  Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(xi)  obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(xii)  Indebtedness of a Securitization Entity incurred in a Qualified Securitization Transaction that is non-recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

(xiii)  Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

(xiv)  additional Indebtedness of the Company and the Guarantors in an aggregate principal amount which does not exceed $50.0 million at any one time outstanding which amount may, but need not, be incurred in whole or in part under a credit facility (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (xiv) shall cease to be deemed incurred or outstanding for purposes of this clause (xiv) but shall be deemed incurred under Section 4.09 hereof from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock thereunder without reliance on this clause (xiv));

(xv)  additional Indebtedness of the Foreign Subsidiaries in an aggregate principal amount which does not exceed the greater of (a) $50.0 million and (b) 3.6% of the Total Assets of the Foreign Subsidiaries at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a credit facility);

(xvi)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(xvii)  Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

(xviii) Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 4.07 hereof.

No Foreign Subsidiary may Incur any Indebtedness (other than pursuant to clause (vi) of the definition of Permitted Indebtedness) if the proceeds are used to refinance Indebtedness of the Company; provided, however, that proceeds of Indebtedness incurred pursuant to clause (xv) of the definition of Permitted Indebtedness may be used to permanently repay Senior Debt or the Notes of the Company.

For purposes of determining compliance with Section 4.09 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xviii) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.09 hereof, the Company shall, in its sole discretion, divide and classify (or later redivide and reclassify) such item of Indebtedness in any manner that complies with Section 4.09 hereof. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.09 hereof.

“Permitted Investments” means: (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (other than a Securitization Entity or Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) (whether existing on the Issue Date or created thereafter) or any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such other Person shall become a Restricted Subsidiary of the Company (other than a Securitization Entity or Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) or that will merge with or consolidate into the Company or a Restricted Subsidiary of the Company and Investments in the Company by the Company or any Restricted Subsidiary of the Company; (ii) investments in cash and Cash Equivalents; (iii) loans and advances allowed by law (including payroll, travel and similar advances) to employees of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; (iv) Currency Agreements,

Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with this Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers; (vi) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof; (vii) Investments existing on the Issue Date; (viii) accounts receivable created or acquired in the ordinary course of business; (ix) guarantees by the Company or a Restricted Subsidiary of the Company permitted to be incurred under this Indenture; (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of (A) $50.0 million and (B) 3.5% of the Company’s Total Assets provided that any investments in joint ventures pursuant to this clause (x) will not exceed the greater of (A) $25.0 million and (B) 1.75% of the Company’s Total Assets; (xi) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest or interests in receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Securitization Transaction or any such Person owning such receivables; (xii) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company; (xiii) any Investment in any Person to the extent it consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business; and (xiv) Investments in Unrestricted Subsidiaries not to exceed $5.0 million at any one time outstanding.

“Permitted Junior Securities” means unsecured debt or equity securities of the Company or any Guarantor or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company or any Guarantor, as applicable, that are subordinated to the payment of all then outstanding Senior Debt of the Company or any Guarantor, as applicable, at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of the Company or any Guarantor, as applicable, on the Issue Date, so long as to the extent that any Senior Debt of the Company or any Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Permitted Subsidiary Preferred Stock” means any series of Preferred Stock of a Foreign Restricted Subsidiary that constitutes Qualified Capital Stock, the liquidation value of all series of which, when combined with the aggregate amount of outstanding Indebtedness of the Foreign Restricted Subsidiaries incurred pursuant to clause (xv) of the definition of Permitted Indebtedness, does not exceed $5.0 million.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“PP Acquisition Corporation” means PP Acquisition Corporation, a Delaware corporation.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Productive Assets” means assets (including Capital Stock) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing the deferred purchase price of receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to: (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof (“Required Premiums”) and fees in connection therewith; provided that any such event shall not: (i) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness: (A) to pay Required Premiums and related fees; or (B) otherwise permitted to be incurred under this Indenture; and (ii) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold; and (iii) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the initial purchasers set forth therein.

“Related Party” with respect to any Permitted Holder means: (i)(A) any controlling stockholder or a majority owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse, sibling, parent or child of such Permitted Holder; or (B) the estate of any Permitted Holder during any period in which such estate holds Capital Stock of the Company for the benefit of any Person referred to in clause (i)(A); or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (i).

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that when used in connection with the Credit Facility, the term “Representative” shall refer to the administrative agent under the Credit Facility; provided further, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and for the purposes of Sections 7.01(c)(ii) and 7.05(b) also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group or any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a

Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:  (i) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which: (A) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or (C) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and (iii) to which neither the Company nor any Restricted Subsidiary of the Company has any obligations to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinate or pari passu in right of payment to the Notes or the Guarantees, as the case may be.  Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:  (x) all monetary obligations of every nature of the Company or any Guarantor under the Credit Facility, including, without limitation, obligations (including guarantees thereof) to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities; (y) all Interest Swap Obligations (and guarantees thereof); and (z) all obligations (and guarantees thereof) under Currency Agreements and Hedging Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include (i) any Indebtedness of the Company or a Guarantor to the Company or to a Subsidiary of the Company; (ii) any Indebtedness of the Company or any Guarantor to, or guaranteed by the Company or any Guarantor on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Facilities (including the Credit Facility); (iii) any amounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities but excluding secured purchase money obligations and capitalized lease obligations); (iv) Indebtedness represented by Disqualified Capital Stock; (v) any liability for Federal, state, local or other taxes owed or owing by the Company or any of the Guarantors; (vi) that portion of any Indebtedness incurred in violation of Section 4.09 hereof (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers’ Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture); (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any of the Guarantors, as applicable; and (viii) any Indebtedness which is, by its express terms, subordinated or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company or any of the Guarantors, including without limitation any Senior Subordinated Debt.

“Senior Subordinated Debt” means with respect to a Person, the Notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary, as determined in good faith by the Board of Directors of the Company, in an accounts receivable or equipment transaction.

“Stock Purchase Agreement” means the stock purchase agreement dated as of January 30, 2004, between PP Acquisition Corporation, Polypore, Inc. and the sellers named therein, as such agreement may be further amended so long as such amendments are not adverse to the Holders of the Notes.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of the Issue Date, among PP Holding II and certain stockholders of PP Holding II as parties thereto, as in effect on the Issue Date and as further amended and modified from time to time, entered into in connection with the Transactions.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement or pursuant to the terms thereof.

“Subsidiary” with respect to any Person, means: (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, managers or trustee thereof (or persons performing similar functions) under ordinary circumstances shall at the time be owned, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiary of such Person or (3) one or more Subsidiaries of such Person; or (ii) any partnership, joint venture, limited liability company or similar entity of which at least a majority of the capital accounts, distribution rights, total equity and voting interest or general or limited partnership interests, as applicable, under ordinary circumstances is at the time, directly or indirectly, owned by (1) such Person, (2) such Person and one or more Subsidiary of such Person or (3) one or more Subsidiaries of such Person.

 “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Total Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company’s most recently available internal consolidated balance sheet as of such date.

“Transaction Date” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Transactions” means the merger of PP Acquisition Corporation with and into Polypore, Inc. and the transactions related thereto occurring on the Issue Date, the offering of the Notes being offered hereby and issued on the Issue Date and borrowings made on the Issue Date pursuant to the Credit Facility.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2008; provided, however, that if the period from such redemption date to May 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding business day for which such a quote is available).

“U.S. Government Obligations” means securities that are:

(i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Subsidiary” means any Subsidiary of the Company that is incorporated under the laws of the United States of America or any State thereof or the District of Columbia.

“Unrestricted Subsidiary” of any Person means: (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of or Indebtedness of or has any Investment in, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or another Unrestricted Subsidiary; provided that: (i) the Company certifies to the Trustee that such designation complies with Section 4.07 hereof; and (ii) each Subsidiary to be so designated and each of its Subsidiaries: (A) has not at the time of designation, any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, unless such recourse is Indebtedness or a Lien that is permitted under this Indenture after giving effect to such designation; and (B) either alone or in the aggregate with all other Unrestricted Subsidiaries does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.09 hereof and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

Actions taken by an Unrestricted Subsidiary shall not be deemed to have been taken, directly or indirectly, by the Company or any Restricted Subsidiary.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying:  (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” of any Person means any Wholly-Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States of America or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

                SECTION 1.02.  Other Definitions.

Term	Defined in Section

“Acceleration Notice”	6.02
“Affiliate Transaction”	4.11
“Appendix”	2.01
“Authentication Order”	2.02
“Base Currency”	13.13
“Blockage Notice”	10.03, 12.03
“Change of Control Offer”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Dollar Paying Agent”	2.03
“Euro Paying Agent”	2.03
“Event of Default”	6.01
“Guaranteed Obligations”	11.01
“incur”	4.09
“Initial Lien”	4.12
“Judgment Currency”	13.13
“Legal Defeasance”	8.02
“Luxembourg Paying Agent”	2.03
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Amount”	4.10
“Net Proceeds Offer Payment Date”	4.10
“Net Proceeds Offer Trigger Date”	4.10
“Offer Period”	3.09
“pay the Notes”	10.03
“pay its Guarantee”	12.03
“Paying Agent”	2.03
“Payment Blockage Period”	10.03, 12.03
“Payment Default”	10.03, 12.03
“protected purchaser”	2.07
“Purchase Date”	3.09
“rate(s) of exchange”	13.13
“Reference Date”	4.07
“Registrar”	2.03
“Restricted Payment”	4.07
“Surviving Entity”	5.01

                SECTION 1.03.  Trust Indenture Act Definitions.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                SECTION 1.04.  Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  provisions apply to successive events and transactions;

(6)                                  “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(7)                                  “€” and “Euros” each refer to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities;

(8)                                  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(9)                                  references in this Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest that is payable pursuant to the Registration Rights Agreement.

ARTICLE 2

THE NOTES

                SECTION 2.01.  Form and Dating.

Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture.  The Initial Dollar Notes, the Initial Euro Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the forms of Exhibit A and Exhibit B to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The Exchange Dollar Notes, the Exchange Euro Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the forms of Exhibit C and Exhibit D to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in the Appendix and Exhibits A through D to the Appendix are part of the terms of this Indenture.

                SECTION 2.02.  Execution and Authentication.

On the Issue Date, the Trustee shall authenticate and deliver (i) $225.0 million of 8¾% Senior Subordinated Notes Due 2012 and (ii) €150.0 million of 8¾% Senior Subordinated Notes due 2012 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company (each an “Authentication Order”).  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, or such other information as the Trustee shall reasonably request and, in the case of an issuance of Additional Notes pursuant to Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.09.

The Notes shall be issued only in registered form, without coupons and only in denominations of $1,000 (in the case of Dollar Notes) and €1,000 (in the case of Euro Notes) and any integral multiple thereof.

Two Officers shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as the Registrar, or any Paying Agent or agent for service of notices and demands.

The Trustee is hereby authorized to enter into a letter of representations with the Depository or the Common Depository (as defined in the Appendix), as the case may be, in the form provided by the Company and to act in accordance with such letter.

                SECTION 2.03.  Registrar and Paying Agent.

(a)  The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Dollar Notes may be presented for payment (the “Dollar Paying Agent”), (iii) an office or agency in London, England where Euro Notes may be presented for payment (the “Euro Paying Agent”) and (iv) so long as the Euro Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, an office or agency in Luxembourg where Euro Notes may be presented for payment (the “Luxembourg Paying Agent”).  The Registrar shall keep a register of the Notes and of their registration of transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The Company shall maintain a co-registrar in London, England and, so long as the Euro Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, in Luxembourg where Euro Notes may be presented for registration of transfer or for exchange.  The term “Paying Agent” includes the Dollar Paying Agent, the Euro Paying Agent, the Luxembourg Paying Agent (if any) and any additional paying agents.  The Company initially appoints the Trustee as (i) Registrar and Dollar Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.  The Company initially appoints The Bank of New York as co-registrar and Euro Paying Agent.

(b)                                 The Company shall enter into an appropriate agency agreement with the Registrar or any Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA; provided that any such agency agreement with the Luxembourg Paying Agent need not incorporate the provisions of the TIA.  The agency agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to appoint or maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Wholly-Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar or transfer agent.

The Registrar and Paying Agent shall be entitled to the rights and immunities of the Trustee hereunder.

                SECTION 2.04.  Paying Agent to Hold Money in Trust.

Prior to each due date of the principal, premium, if any, and interest on any Note, the Company shall deposit with each Paying Agent (or if the Company or a Wholly-Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                SECTION 2.05.  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA §312(a).

                SECTION 2..06.  Transfer and Exchange.

(a)                                  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note being transferred for registration of transfer and in compliance with the Appendix.  When a Note is presented to the Registrar with a request to register a transfer, such Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 or 9.05 hereof).

(b)                                 The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(c)                                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)                                 The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.03 hereof and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(e)                                  Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent or the person on whose behalf the Global Note is held) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f)                                    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Paying Agent, the Registrar and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Paying Agent, the Registrar or the Company shall be affected by notice to the contrary.

(g)                                 None of the Company, the Trustee, any agent of the Company or the Trustee (including any Paying Agent or Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(h)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interest in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                SECTION 2.07.  Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity or a security bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                SECTION 2.08.  Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, those delivered to it for cancellation and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

                SECTION 2.09.  Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                SECTION 2.10.  Temporary Notes.

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes and to all of the benefits of this Indenture.

                SECTION 2.11.  Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary procedures and, if requested in writing, deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver canceled Notes to the Company.  The Company may not issue new Notes to replace Notes that it has redeemed, paid or that have been delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

                SECTION 2.12.  Defaulted Interest.

If the Company defaults in a payment of interest on the Dollar Notes or the Euro Notes, the Company shall pay defaulted interest then borne by the Dollar Notes or the Euro Notes, as the case may be (plus interest on such defaulted interest at the applicable interest rate on the Notes to the extent lawful), in any lawful manner.  The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

                SECTION 2.13.  CUSIP, ISIN or Common Code Numbers.

The Company in issuing the Notes may use “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP”, “ISIN”, “Common Code” or such other similar identification numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP”, “ISIN”, “Common Code” or such other similar identification numbers.

                SECTION 2.14.  Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate of the Company, a copy of each which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                  the issue price, the issue date and the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3)                                  whether such Additional Notes shall be Transfer Restricted Notes and issued in the form of Initial Notes as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit C or Exhibit D, as the case may be, to the Appendix.

SECTION 2.15.  Calculation of Amounts.  (a)  The aggregate principal amount of the Notes, at any date of determination, shall be the sum of (1) the principal amount of the Dollar Notes at such date of determination plus (2) the U.S. Dollar Equivalent, at such date of determination, of the principal amount of the Euro Notes at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes (and not solely the Dollar Notes or the Euro Notes as provided for in the proviso to the third sentence of Section 9.02(d)), such percentage shall be calculated, on the relevant date of determination, by dividing (x) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (y) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 of this Indenture.  Any such calculation made pursuant to this Section 2.15(a) shall be made by the Company and delivered to the Trustee pursuant to an Officers’ Certificate.

(b)                                 The maximum amount of Indebtedness, Investments and other threshold amounts that the Company and its Restricted Subsidiaries may incur shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, Investments and other threshold amounts solely as a result of fluctuations in the exchange rate of currencies.  When calculating capacity for the incurrence of additional Indebtedness, Investments and other threshold amounts by the Company and its Restricted Subsidiaries, the exchange rate of currencies shall be measured as of the date of such calculation.

ARTICLE 3

REDEMPTION AND PREPAYMENT

                SECTION 3.01.  Notices to Trustee.

If the Company elects to redeem the Dollar Notes and/or the Euro Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Dollar Notes and/or Euro Notes to be redeemed, (iv) the redemption price and (v) the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of the Notes to be redeemed.  The Company shall give notice to the Trustee provided for in this paragraph at least 40 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 3.07 hereof, unless a shorter period is acceptable to the Trustee.  Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.  If fewer than all the Dollar Notes and/or Euro Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                SECTION 3.02.  Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 (in the case of Dollar Notes) and in amounts of €1,000 or whole multiples of €1,000 (in the case of Euro Notes). The provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                SECTION 3.03.  Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Dollar Notes and/or Euro Notes to be redeemed, including “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers, if any, and shall state:

(a)                                  the redemption date;

(b)                                 the redemption price and the amount of accrued interest to the redemption date;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(f)                                    that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the “CUSIP”, “ISIN”, “Common Code” or other similar identification number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                SECTION 3.04.  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption may not be conditional.  Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                SECTION 3.05.  Deposit of Redemption Price.

(a)                                  With respect to any Dollar Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Dollar Paying Agent (or, if the Company or a Wholly-Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, on all Dollar Notes or portions thereof to be redeemed on that date other than Dollar Notes or portions of Dollar Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Dollar Notes or portions thereof called for redemption so long as the Company has deposited with the Dollar Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Dollar Notes to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

(b)                                 With respect to the Euro Notes, prior to 10:00 a.m., London time, on the redemption date, the Company shall deposit with the Euro Paying Agent (or, if the Company or a Wholly-Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, on all Euro Notes or portions thereof to be redeemed on that date other than Euro Notes or portions of Euro Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Euro Notes or portions thereof called for redemption so long as the Company has deposited with the Euro Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Euro Notes to be redeemed, unless the Euro Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

                SECTION 3.06.  Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                SECTION 3.07.  Optional Redemption; Special Redemption.

(a)                                  Optional Redemption.  Except as provided in Section 3.07(b), (c) and (d) hereof, the Dollar Notes and the Euro Notes, in each case, shall not be redeemable at the Company’s option prior to May 15, 2008. Thereafter, the Dollar Notes and the Euro Notes, in each case, shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve month period commencing on May 15 of the year set forth below:

Dollar Notes

Year	Percentage of Principal Amount

2008	104.375%
2009	102.188%
2010 and thereafter	100.000%

Euro Notes

Year	Percentage of Principal Amount

2008	104.375%
2009	102.188%
2010 and thereafter	100.000%

(b)                                 In addition, prior to May 15, 2008, the Company may redeem the Dollar Notes and the Euro Notes, in each case, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Dollar Notes and the Euro Notes, as the case may be, redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                  Notwithstanding the foregoing, prior to May 15, 2007, the Company may at its option on one or more occasions redeem (x) the Dollar Notes (which includes Additional Dollar Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Dollar Notes (which includes Additional Dollar Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75%, and/or (y) the Euro Notes (which includes Additional Euro Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Euro Notes (which includes Additional Euro Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75%, in each case, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1)

(A) at least 65% of such aggregate principal amount of Dollar Notes (which includes Additional Dollar Notes, if any) and (B) at least 65% of such aggregate principal amount of Euro Notes (which includes Additional Euro Notes, if any), remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Equity Offering.

(d)                                 Special Redemption.  Notwithstanding the foregoing, in the event that the Transactions have not been consummated on or prior to May 20, 2004, then the Company shall mandatorily redeem all the Notes on or prior to May 21, 2004, at a redemption price in cash equal to 100% of the issue price of the Notes plus accrued and unpaid interest to the date of redemption.  Notice of such redemption shall be given to the Trustee no later than the close of business on May 20, 2004.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                SECTION 3.08.  Mandatory Redemption; Open Market Purchases.

The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

                SECTION 3.09.  Offer to Purchase by Application of Net Proceeds Offer Amount.

In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence a Net Proceeds Offer (as defined in Section 4.10 hereof), it shall follow the procedures specified below.

The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Net Proceeds Offer Amount or, if less than the Net Proceeds Offer Amount has been tendered, all Notes tendered in response to the Net Proceeds Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

Upon the commencement of a Net Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(a)                                  that the Net Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Net Proceeds Offer shall remain open and, if the Net Proceeds Offer is also made to holders of other Senior Subordinated Debt of the Company or a Restricted Subsidiary of the Company pursuant to Section 4.10 hereof, the notice shall identify such Senior Subordinated Debt and state that the Net Proceeds Offer is also made to holders of such Senior Subordinated Debt;

(b)                                 the Net Proceeds Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Purchase Date;

(e)                                  that Holders electing to have a portion of a Note purchased pursuant to a Net Proceeds Offer may only elect to have such Note purchased in integral multiples of $1,000 (in the case of Dollar Notes) and in integral multiples of €1,000 (in the case of Euro Notes);

(f)                                    that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)                                 that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)                                 that, if the aggregate principal amount of Notes surrendered by Holders and other Senior Subordinated Debt surrendered by the holders thereof exceeds the Offer Amount, the Company shall select the Notes and other Senior Subordinated Debt of the Company or a Restricted Subsidiary of the Company to be purchased on a pro rata basis (based on the amounts of Notes and such other Senior Subordinated Debt tendered and with such adjustments as may be deemed appropriate by the Company so that only Notes or other Senior Subordinated Debt in denominations of $1,000 or integral multiples thereof (in the case of Dollar Notes), and denominations of €1,000 or integral multiples thereof (in the case of Euro Notes), shall be purchased); and

(i)                                     that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and other Senior Subordinated Debt of the Company or a Restricted Subsidiary of the Company or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been tendered, all Notes and other Senior Subordinated Debt of the Company or a Restricted Subsidiary of the Company or portions thereof tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or such other Senior Subordinated Debt or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depository, the Common Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09 or Section 4.10 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 or Section 4.10 hereof.

ARTICLE 4

COVENANTS

                SECTION 4.01.  Payment of Notes.

The Company shall pay or cause to be paid the principal amount, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal amount, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York time, in the case of Dollar Notes and as of 10:00 a.m. London time, in the case of Euro Notes on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal amount, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the same dates and in the amounts set forth in the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including postpetition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                SECTION 4.02.  Maintenance of Office or Agency.

(a)                                  The Company shall maintain in the Borough of Manhattan, the City of New York, in London, England and, so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or any Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, in London, England and, so long as the Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee or its Agent, in the Borough of Manhattan, The City of New York, and in London, England and the office of the Luxembourg Paying Agent in Luxembourg, in each case, as such office or agency of the Company in accordance with Section 2.03 hereof.

                SECTION 4.03.  Reports.

(a)                                  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, if not filed electronically with the SEC (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its consolidated Subsidiaries) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations.  In addition, following the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Appendix), whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing when required with the SEC of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.  The Company shall at all times comply with TIA § 314(a).

(b)                                 For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  Should the Company deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to TIA § 314(a), delivery of such information, reports or certificates or any annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

                SECTION 4.04.  Compliance Certificate.

(a)                                  The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.  The Company also shall comply with Section 314(a)(4) of the TIA.

(b)                                 The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an

Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                SECTION 4.05.  [Intentionally Omitted].

                SECTION 4.06.  Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                SECTION 4.07.  Restricted Payments.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on or in respect of shares of the Company’s or any Restated Subsidiary’s Capital Stock to holders of such Capital Stock, including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Qualified Capital Stock dividends or distributions payable to the Company or a Restricted Subsidiary and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly-Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)                                  purchase, redeem or otherwise acquire or retire for value any (i) Capital Stock of the Company (ii) Capital Stock of any direct or indirect parent of the Company held by Persons other than the Company, (iii) Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company (other than a Restricted Subsidiary of the Company) or (iv) warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3)                                  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company, or of any Guarantor, that is subordinate or junior in right of payment to the Notes or any Guarantee, as applicable (other than the purchase, defeasance or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such purchase, defeasance or other acquisition); or

(4)                                  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto:

(i)                                     a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or

(ii)                                  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.09 hereof; or

(iii)                               the aggregate amount of Restricted Payments (including such proposed Restricted Payment) declared or made subsequent to the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (15) and (16) of the following paragraph) shall exceed the sum of, without duplication:

(v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to April 3, 2004 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); provided, however, that if, at the time of a proposed Restricted Payment under this paragraph of this Section 4.07, the Consolidated Leverage Ratio of the Company is less than 4.5 to 1, for purposes of calculating the availability of amounts hereunder for such Restricted Payment only, the reference to 50% in this clause (v) shall be deemed to be 75%; plus

(w) 100% of the aggregate net cash proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company from any Person (other than (1) a Subsidiary of the Company and (2) Excluded Contributions) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

(x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received subsequent to the Issue Date by the Company from a holder of the Company’s Capital Stock (other than Excluded Contributions) (excluding, in the case of clauses (iii)(w) and this (iii)(x), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 3.07(c) hereof); plus

(y) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such

Indebtedness (excluding net cash proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(z) an amount equal to the sum of (I) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company or any Restricted Subsidiary (A) from any sale or other disposition of any Investment (other than a Permitted Investment) in any Person (including an Unrestricted Subsidiary) made by the Company and its Restricted Subsidiaries and (B) representing the return of capital or principal (excluding dividends and distributions otherwise included in Consolidated Net Income) with respect to such Investment, and (II) the portion (proportionate to the Company’s equity interest in an Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that, in the case of item (II), the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and; provided further, that no amount will be included under this clause (z) to the extent it is already included in Consolidated Net Income.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

(1)                                  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

(2)                                  any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clauses (iii)(w) and (iii)(x) of the immediately preceding paragraph;

(3)                                  the acquisition of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes or the applicable Guarantee through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Refinancing Indebtedness that is subordinate or junior in right of payment to the Notes or the applicable Guarantee;

(4)                                  if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock), issued after the Issue Date; provided that, at the time of the issuance of such stock, the Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

(5)                                  payments to Holdings for the purpose of permitting, and in an amount equal to the amount required to permit, Holdings to redeem or repurchase Holdings’ common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees or upon the death, disability, retirement, severance or termination of employment of management employees; provided that all such redemptions or repurchases pursuant to this clause (5) shall not exceed in any fiscal year the sum of (A) $5.0 million plus (B) any amounts not utilized in any preceding fiscal year following the Issue Date that were otherwise available under this clause for such purchases (which aggregate amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock (other than Disqualified Capital Stock) to members of the Company’s management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of the immediately preceding paragraph or clause (2) of this paragraph and by the cash proceeds of any “key-man” life insurance policies which are used to make such redemptions or repurchases) plus (C) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Company or any of its Subsidiaries or any of its direct or indirect parent corporations in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Company or any direct or indirect parent corporation of the Company pursuant to a deferred compensation plan of such corporation; provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of Holdings (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under this Indenture;

(6)                                  the making of distributions, loans or advances Holdings to be used by Holdings solely (A) to pay its franchise taxes and other fees required to maintain its corporate existence and (B) to pay for operating expenses incurred by Holdings or any indirect parent of the Company in the ordinary course of its business; provided, however, that, in the case of clause (B), such distributions, loans or advances shall not, in the aggregate, exceed $5.0 million per annum;

(7)                                  payments to Holdings, without duplication, in respect of Federal, state and local taxes directly attributable to (or arising as a result of) the operations of the Company and its consolidated Subsidiaries and actually used by Holdings to pay such taxes; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Company and its consolidated Subsidiaries would be required to pay in respect of Federal, state and local taxes for such fiscal year were the Company to pay such taxes as a stand-alone taxpayer;

(8)                                  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(9)                                  additional Restricted Payments in an aggregate amount not to exceed $30.0 million;

(10)                            Permitted Acquisition Payments;

(11)                            payments of dividends on Disqualified Capital Stock issued in compliance with Section 4.09 hereof;

(12)                            if no Default or Event of Default shall have occurred and be continuing, Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by Section 4.10 hereof (including after the making by the Company of any Net Proceeds Offer required to be made by the Company pursuant to such Section and the application of the Net Proceeds Offer Amount to purchase Notes tendered therein);

(13)                            upon occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to Section 4.15 hereof (including the purchase of all Notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the Notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.09 hereof after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Subsidiary;

(14)                            so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends on the Company’s Common Stock (or dividends, distributions or advances to Holdings or any other direct or indirect parent of the Company to allow Holdings or such other direct or indirect parent to pay dividends on its Common Stock), following the first public offering of the Company’s Common Stock (or of Holdings’ or such other direct or indirect parent’s Common Stock, as the case may be) after the date of the Indenture, of, whichever is earlier, (i) in the case of the first public offering of the Company’s Common Stock, up to 6% per annum of the Net Cash Proceeds received by the Company in such public offering or (ii) in the case of the first public offering of Holdings’ or such other direct or indirect parent’s Common Stock, up to 6% per annum of the amount contributed by Holdings (or contributed directly or indirectly by such other direct or indirect parent, as the case may be) to the Company from the Net Cash Proceeds received by Holdings or such other direct or indirect parent in such public offering;

(15)                            Investments that are made with Excluded Contributions; and

(16)                            payments to Holdings of fees and expenses payable other than to Affiliates of Holdings related to any unsuccessful equity or debt offering not prohibited by this Indenture.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.07, (a) amounts expended pursuant to clauses (1) and (14) of the immediately preceding paragraph shall be included in such calculation, and (b) amounts expended pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (15) and (16) of the immediately preceding paragraph shall be excluded from such calculation.

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary as specified in the definition of “Unrestricted Subsidiary”.  For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07.  All of those outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of such designation.  Such designation shall only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                SECTION 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to: (a) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any Guarantor (it being understood that the subordination of loans or advances made to the Company or any Guarantor to other Indebtedness incurred by the Company or any Guarantor  shall not be deemed a restriction on the ability to make loans or advances); or (c) transfer any of its property or assets to the Company or any Guarantor, except, with respect to clauses (a), (b) and (c), for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) the Credit Facility as entered into on the Issue Date or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to syndicated bank loans (under the relevant circumstances), as determined in good faith by the Company’s Board of Directors, which determination will be conclusive; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (8) restrictions imposed by any agreement to sell assets or Capital Stock of a Restricted Subsidiary permitted under this Indenture to any Person pending the closing of such sale; (9) any agreement or instrument governing Capital Stock of any Person that is acquired; (10) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction, as determined in good faith by the Company’s Board of Directors, which determination will be conclusive; provided that such restrictions apply only to such Securitization Entity; (11) other Indebtedness outstanding on the Issue Date or permitted to be issued or incurred under this Indenture; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the circumstances), as determined in good faith by the Company’s Board of Directors, which determination will be conclusive; (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (4) and (6) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

                SECTION 4.09.  Incurrence of Indebtedness.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including, Acquired Indebtedness), and Restricted Subsidiaries of the Company that are not Guarantors may incur Acquired Indebtedness in an aggregate amount not to exceed $20.0 million at any time outstanding, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.0 to 1.0.  The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.  When calculating capacity for the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries pursuant to this covenant the exchange rate of currencies shall be measured as of the date of such calculation.

                SECTION 4.10.  Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors), which determination will be conclusive; (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided, however, that the amount of: (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets; (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall, in each of (a), (b) and (c) above, be deemed to be cash for the purposes of this provision or for purposes of the second paragraph of this Section 4.10; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt, or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment should be required)), (B) to reinvest in Productive Assets (provided that this requirement shall be deemed satisfied if the Company or such Restricted Subsidiary by the end of such 365-day period has entered into a binding agreement under which it is contractually committed to reinvest in Productive Assets and such investment is consummated within 120 days from the date on which such binding agreement is entered into and, with respect to the amount of such investment, the reference to the 366th day after an Asset Sale in the second following sentence shall be deemed to be a reference to the 121st day after the date on which such binding agreement is entered into (but only if such 121st day occurs later than such 366th day)), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B).  Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines by Board Resolution not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and holders of any other Senior Subordinated Debt of the Company or a Restricted Subsidiary requiring the making of such an offer, on a pro rata basis, the maximum amount of Notes and such other Senior Subordinated Debt that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of their principal amount (or, in the event such other Senior Subordinated Debt was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest thereon, if any, to the date of purchase (or, in respect of such other Senior Subordinated Debt, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Debt); provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $15.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $15.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $15.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraph to the extent that: (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and (ii) such Asset Sale is for fair market value; provided that any consideration consisting of cash, Cash Equivalents and/or Marketable Securities received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in Section 3.09 hereof.  To the extent that the aggregate amount of Notes and other Senior Subordinated Debt tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

                SECTION 4.11.  Transactions with Affiliates.

(a)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $3.0 million (an “Affiliate Transaction”), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; provided, however, that for a transaction or series of related transactions with an aggregate value of $10.0 million or more, at the Company’s option, either: (i) a majority of the disinterested members of the Board of Directors of the Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company, or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and provided, further, that for an Affiliate Transaction with an aggregate value of $20.0 million or more the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a written opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is on terns not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company.

(b)                                 The restrictions set forth in Section 4.11(a) hereof shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction (other than a Securitization Entity) or exclusively between or among such Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, provided that such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of Company; (iv) Restricted Payments or Permitted Investments permitted by this Indenture; (v) transactions effected as part of a Qualified Securitization Transaction; (vi) the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith; (vii) payments or loans allowed by law to employees or consultants that are approved by the Board of Directors of the Company in good faith; (viii) sales of Qualified Capital Stock; (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of Article 5 and Section 11.06 hereof; (xi) any issuance of securities or other payments, awards, grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; (xii) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from a nationally recognized investment banking, appraisal or accounting firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; and (xiii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company, which determinations shall be conclusive, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

                SECTION 4.12.  Liens.

The Company shall not, and shall not cause or permit any Guarantor to, incur any Secured Debt that is not senior debt of such Person, unless contemporaneously therewith such Person makes effective provision to secure the Notes or the relevant Guarantee, as applicable, equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien (the “Initial Lien”).  Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing the other Secured Debt and that holders of such other Secured Debt may exclusively control the disposition of property subject to the Initial Lien.

                SECTION 4.13.  Conduct of Business.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date (which shall include, without limitation, business or operations of the Company’s suppliers and customers).  Holdings shall not engage in any business other than managing its investment in the Company and any business incidental thereto (including issuing securities to finance such investment).

                SECTION 4.14.  Corporate Existence.

Subject to Article 5 and Section 11.06 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have an adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture.

                SECTION 4.15.  Offer to Repurchase upon Change of Control.

(a)                                  If a Change of Control occurs, each Holder shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.  Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to the Trustee and each Holder and, so long as the Notes are listed on the Luxembourg Stock Exchange, publish such notice in a Luxembourg newspaper of general circulation, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Dollar Note or Euro Note purchased pursuant to a Change of Control Offer shall be required to surrender the Dollar Note or Euro Note, as the case may be, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Dollar Note or Euro Note, as the case may be, completed, to the Dollar Paying Agent or Euro Paying Agent as the case may be, at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Dollar Paying Agent or Euro Paying Agent, as the case may be, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the applicable Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Dollar Notes or Euro Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof (in the case of Dollar Notes) or in a principal amount of €1,000 or an integral multiple thereof (in the case of Euro Notes).  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to the mailing of the notice referred to in Section 4.15(a) above, but in any event within 30 days following any Change of Control, the Company shall: (i) repay in full all Indebtedness under the Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control; or (ii) obtain the requisite consents under the Credit Facility and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Company’s failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (c) and not in clause (b) under Section 6.01 hereof.

(c)                                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the Company complies with the provisions of any such securities laws or regulations, the Company shall not be deemed to have breached its obligations under this Section 4.15.

(d)                                 Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                SECTION 4.16.  No Senior Subordinated Debt.

The Company shall not, and shall not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be; provided that the foregoing does not prohibit subordination of Liens among holders of Senior Debt.

                SECTION 4.17.  Future Guarantees by Domestic Subsidiaries.

At any time at which (i) the Company’s Credit Facilities require a guarantee of any of the Domestic Subsidiaries or (ii) the Domestic Subsidiaries have aggregate Indebtedness outstanding of $75.0 million or more owed to Persons other than the Company or any Restricted Subsidiary, the Company shall cause each of its Domestic Subsidiaries to execute and deliver a supplemental indenture to the Indenture, providing for a senior subordinated guarantee of payment of the Notes by such Domestic Subsidiary; provided, however, that such Domestic Subsidiary need not execute and deliver such a supplemental indenture for so long as such Domestic Subsidiary has Total Assets of $10,000 or less, total Indebtedness of $10,000 or less and does not own any of the material Intellectual Property of the Company and its Subsidiaries.

                SECTION 4.18.  Limitation on Preferred Stock of Restricted Subsidiaries.

The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company, other than Permitted Subsidiary Preferred Stock. The provisions of this Section 4.18 will not apply to (w) any of the Guarantors for so long as such Restricted Subsidiary remains a Guarantor, (x) any transaction as a result of which neither the Company nor any of its Restricted Subsidiaries will own any Capital Stock of the Restricted Subsidiary whose Preferred Stock is being issued or sold and (y) Preferred Stock (including Disqualified Capital Stock) that is issued in compliance with Section 4.09 hereof.

ARTICLE 5

SUCCESSORS

                SECTION 5.01.  Merger, Consolidation, or Sale of Assets.

The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) to any Person unless (i) either: (a) the Company shall be the surviving or continuing corporation; or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”): (x) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia; and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant and all obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09 hereof, (iii) except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. However, transfer of assets (i) between or among the Company and its Restricted Subsidiaries, (ii) between and among Foreign Subsidiaries that are Restricted Subsidiaries or (iii) from Foreign Subsidiaries to the Company or a Guarantor will not be subject to this Section 5.01.

Notwithstanding anything in this Section 5.01 to the contrary, the merger of PP Acquisition Corporation with and into Polypore, Inc. on the Issue Date shall be permitted under this Indenture without complying with the requirements of this Section 5.01.

                SECTION 5.02.  Successor Corporation Substituted.

Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance or transfer (but not a lease), the conveyor or transferor (but not a lessor) shall be released from the provisions of this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

                SECTION 6.01.  Events of Default.

“Event of Defaults” are:

(a)                                  the failure to pay interest or any Additional Interest (as required by the Registration Rights Agreement) on any Notes when the same becomes due and payable if the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article 10 or Article 12 hereof);

(b)                                 the failure to pay the principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by Article 10 or Article 12 hereof);

(c)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 or Section 11.06 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(d)                                 the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company (other than a Securitization Entity), or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of this Indenture, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time;

(e)                                  one or more judgments in an aggregate amount in excess of $20.0 million (which are not covered by insurance or indemnity as to which the insurer or a creditworthy indemnitor has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(f)                                    the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)                              makes a general assignment for the benefit of its creditors;

(g)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

(ii)                                  appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(iii)                               orders the liquidation of the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h)                                 any Guarantee of a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Guarantee.

                SECTION 6.02.  Acceleration.

If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same: (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit  Facility and five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the

Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal of, premium, if any, and interest on the Notes that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                SECTION 6.03.  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                SECTION 6.04.  Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and interest on the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                SECTION 6.05.  Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the

Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                SECTION 6.06.  Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                  the Holder of a Note gives to the Trustee written notice stating that Event of Default is continuing;

(b)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                SECTION 6.07.  Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                SECTION 6.08.  Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal amount of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                SECTION 6.09.  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                SECTION 6.10.  Priorities.

Any money collected by the Trustee pursuant to this Article and any other money or property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including a predecessor Trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee (including a predecessor Trustee) and the costs and expenses of collection;

SECOND:  to holders of Senior Debt of the Company to the extent required by Article 10 hereof and to holders of Senior Debt of the Guarantors to the extent required by Article 12 hereof;

THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal amount, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal amount, premium, if any, and interest, respectively; and

FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                SECTION 6.11.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

                SECTION 7.01.  Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which are specifically required to be delivered to the Trustee by any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraphs (b) or (e) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnify satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                SECTION 7.02.  Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 Notwithstanding Section 6.05 hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                                     The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

                SECTION 7.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  The Registrar or any Paying Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                SECTION 7.04.  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                SECTION 7.05.  Notice of Defaults.

(a)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b)                                 Within the earlier of 90 days after the occurrence of a Default or an Event of Default or 30 days after it is actually known to a Responsible Officer, the Trustee shall mail to Holders of Notes, as their names and addresses appear in the security register for the Notes, a notice of the Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                SECTION 7.06.  Reports by Trustee to Holders of the Notes.

As promptly as practical but within 60 days after each April 30 beginning with April 30, 2005, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

                SECTION 7.07.  Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.  The Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Company or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person).  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder.  The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense.  Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, wilful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

                SECTION 7.08.  Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee. The Company may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10 hereof,

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                SECTION 7.09.  Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving, transferee or successor Person without any further act shall be the successor Trustee.

                SECTION 7.10.  Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any State thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a). The Trustee is subject to TIA § 310(b).

                SECTION 7.11.  Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311 (a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE SECTION

                SECTION 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Dollar Notes and/or Euro Notes upon compliance with the conditions set forth below in this Article 8.

                SECTION 8.02.  Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Dollar Notes and/or Euro Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Dollar Notes and/or Euro Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) the provisions of this Article 8 with respect to Legal Defeasance. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

                SECTION 8.03.  Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Dollar Notes and/or Euro Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Dollar Notes and/or Euro Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Dollar Notes and/or Euro Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) and 6.01(e) hereof shall not constitute Events of Default.

                SECTION 8.04.  Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars or euros, as applicable, non-callable Government Obligations, or a combination of United States dollars or euros, as applicable, and Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)                                 in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to securing such borrowing) or insofar as Section 6.01 (f) or 6.01(g) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the

Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)                                    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt including, without limitation, those arising under this Indenture, and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;

(g)                                 the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(h)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i)                                     the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not therefor delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                SECTION 8.05.  Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal amount, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                SECTION 8.06.  Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Dollar Notes and/or Euro Notes, as expressly provided for in this Indenture) as to all outstanding Dollar Notes and/or Euro Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or; (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under this Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                SECTION 8.07.  Repayment to Company.

Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

                SECTION 8.08.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars, euros or noncallable Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                SECTION 8.09.  Survival.

The Trustee’s rights under this Article 8 shall survive termination of this Indenture.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

                SECTION 9.01.  Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

(a)                                  to cure any ambiguity, defect or inconsistency;

(b)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 or the Appendix hereof relating to the form of the Notes (including the related definitions) in a manner that does not adversely affect any Holder;

(c)                                  to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Section 11.06 hereof,

(d)                                 to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

(e)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)                                    to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in this Indenture;

(g)                                 to release any Guarantor from its Guarantee in accordance with this Indenture;

(h)                                 to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes; or

(i)                                     make any change in Article 10 and Article 12 of this Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company or a holder of Guarantor Senior Debt (or any Representative thereof) under such Article 10 and Article 12.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                SECTION 9.02.  With Consent of Holders of Notes.

(a)                                  Except as provided below in this Section 9.02, this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)                                 Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

(c)                                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of a majority in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be (and not the consent of a majority of all Notes) shall be required. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the principal of or change or have the effect of changing the fixed maturity of any Note, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(3)                                  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

(4)                                  make any Note payable in money other than that stated in the Notes;

(5)                                  make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of or interest on any Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)                                  after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

(7)                                  modify or change any provision of this Indenture, including the Guarantees or the related definitions, affecting the subordination or ranking of the Notes or the Guarantees in a manner which adversely affects the Holders; or

(8)                                  make any change in the foregoing amendment and waiver provisions.

An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 hereof or any supplemental indenture to this Indenture providing for a Guarantee of the Notes by a Restricted Subsidiary of the Company of any holder of Senior Debt of the Company or of a Guarantor then outstanding (including any such change of this paragraph of this Section 9.02) unless the holders of such Senior Debt (or their Representative) consent to such change.

                SECTION 9.03.  Compliance with Trust Indenture Act.

From the date on which this Indenture is qualified under the TIA, every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

                SECTION 9.04.  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                SECTION 9.05.  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                SECTION 9.06.  Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03 hereof).

                SECTION 9.07.  Additional Voting Terms; Calculation of Principal Amount.

Except as provided in the proviso to the third sentence of Section 9.02(d), all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.  Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.15.

ARTICLE 10

SUBORDINATION

                SECTION 10.01.  Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all existing and future Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.  The Notes shall in all respects rank pari passu with all other Senior Subordinated Debt of the Company and only Indebtedness of the Company which is Senior Debt of the Company shall rank senior to the Notes in accordance with the provisions set forth herein.  All provisions of this Article 10 shall be subject to Section 10.12.

                SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Company to creditors upon (i) a total or partial liquidation or a total or partial dissolution of the Company; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or (iii) an assignment for the benefit of creditors or marshaling of the Company’s assets and liabilities:

(1)                                  holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of such Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed) before Holders shall be entitled to receive any payment;

(2)                                  until the Senior Debt of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Debt as their interests may appear, except that Holders of the Notes may receive and retain Permitted Junior Securities; and

(3)                                  if a distribution is made to Holders of the Note that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Debt of the Company and pay it over to them as their interest may appear.

                SECTION 10.03.  Default on Senior Debt of the Company.

The Company shall not pay the principal of, premium, if any, or interest on the Notes or make any deposit pursuant to Section 8.04 and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) if either of the following (a “Payment Default”) occurs (1)

any Designated Senior Debt of the Company is not paid in full in cash when due; or (2) any other default on Designated Senior Debt of the Company occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of all Designated Senior Debt with respect to which the Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Debt of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be necessary to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to the Company) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Debt has been discharged or repaid in full in cash.  Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt, the Company shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period.  The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt of the Company during such period; provided, however, that if any Blockage Notice within such 360-day period is given to the Trustee by or on behalf of any holders of Designated Senior Debt of the Company (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; provided  further, however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-day consecutive period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.  For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                SECTION 10.04.  Acceleration of Payment of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt of the Company (or their Representatives) of the acceleration.

                SECTION 10.05.  When Distribution Must Be Paid Over.

If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear.  If any Designated Senior Debt of the Company is outstanding, the Company shall not pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Debt of the Company receive notice of such acceleration and, thereafter, shall be entitled to pay the Notes only if this Article 10 otherwise permits payment at that time.

                SECTION 10.06.  Subrogation.

After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt.  A distribution made under this Article 10 to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

                SECTION 10.07.  Relative Rights.

This Article 10 defines the relative rights of Holders and holders of Senior Debt of the Company.  Nothing in this Indenture shall:

(1)                                  impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

(2)                                  prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders.

                SECTION 10.08.  Subordination May Not Be Impaired by Company.

No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                SECTION 10.09.  Rights of Trustee and Paying Agent.

Notwithstanding Section 10.03 or any other provision of this Indenture or the Notes, the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that such payments may not be made under this Article 10 and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects conclusively to presume that no such fact exists.  Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.  The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.  The Company, a Representative or a holder of Senior Debt of the Company shall be entitled to give such notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt of the Company with the same rights it would have if it were not Trustee.  The Registrar and the Paying Agent shall be entitled to do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder.  Notwithstanding anything in this Article 10 to the contrary, all amounts owed to the Trustee (including amounts owed pursuant to Sections 6.10 and 7.07 hereof) in each of its capacities hereunder shall not be subordinated to any Senior Debt of the Company or otherwise.

                SECTION 10.10.  Distribution or Notice to Representative.

Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

                SECTION 10.11.  Not To Prevent Events of Default or Limit Right To Accelerate.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

                SECTION 10.12.  Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 hereof by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article 10 if the provisions of this Article 10 were not violated at the time funds were deposited in trust with the Trustee pursuant to Article 8 hereof, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

                SECTION 10.13.  Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 hereof are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (3) upon the Representatives of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                SECTION 10.14.  Trustee To Effectuate Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt of the Company.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 10 or otherwise.

                SECTION 10.16.  Reliance by Holders of Senior Debt of the Company on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE 11

GUARANTEES

                SECTION 11.01.  Guarantees.

Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor and that each such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of this Indenture, the Notes or any other agreement; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 11.07, any change in the ownership of such Guarantor.

Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Guarantee is, to the extent and in the manner set forth in Article 12 hereof, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Guarantor giving such Guarantee and each Guarantee is made subject to such provisions of this Indenture.

Except as expressly set forth in Sections 11.02 and 11.07 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (3) all other monetary obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Upon request of the Trustee (which request the Trustee shall under no circumstances be obligated to make), each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                SECTION 11.02.  Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                SECTION 11.03.  Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                SECTION 11.04.  No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                SECTION 11.05.  Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                SECTION 11.06.  Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor shall not, and the Company shall not permit any such Guarantor to, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of its assets to any Person unless:

(1)                                  (except in the case of such Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or through the sale of all or substantially all of its assets (such sale constituting the disposition of such Guarantor in its entirety), if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.10 hereof in respect of such disposition) the resulting, surviving or transferee Person (if not such Guarantor) shall be a Person organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor, if any, under its Guarantee;

(2)                                  except in the case of a merger of such Guarantor with or into the Company or another Restricted Subsidiary of the Company that is a Guarantor and except in the case of a merger entered into solely for the purpose of reincorporating such Guarantor in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by the immediately preceding clause (a)(1) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                SECTION 11.07.  Release of Guarantor.

(b)  Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Debt of the Company or of such Guarantor) or other disposition (including by way of consolidation or merger) of a Guarantor that is a Restricted Subsidiary of the Company or the sale or disposition of all or substantially all the assets of such Guarantor (in each case other than a sale or disposition to the Company or an Affiliate of the Company and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.10 hereof in respect of such disposition),

(c)                                  upon designation of a Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture, or

(d)                                 at such time, and for so long as, (i) the Company’s Credit Facilities do not require any guarantees of the Domestic Subsidiaries and (ii) all of the Domestic Subsidiaries have less than $75.0 million of Indebtedness then outstanding owed to Persons other than the Company or any Restricted Subsidiary, such Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder.

If the Company exercises its Legal Defeasance option or its Covenant Defeasance option in accordance with the provisions of Article 8 hereof or if its obligations under this Indenture are discharged in accordance with Section 8.06 hereof, each Guarantor shall be released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 11.07.

                SECTION 11.08.  Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

                SECTION 11.09.  Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.17 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE 12

SUBORDINATION OF GUARANTEES

                SECTION 12.01.  Agreement To Subordinate.

Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by such Guarantor’s Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.  The Guaranteed Obligations of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Debt of such Guarantor and only Senior Debt such Guarantor (including such Guarantor’s Guarantee of Senior Debt of the Company) shall rank senior to the Guaranteed Obligations of such Guarantor in accordance with the provisions set forth herein.

                SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of any Guarantor to creditors upon (i) a total or partial liquidation or a total or partial dissolution of such Guarantor; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property; or (iii) an assignment for the benefit of creditors or marshaling of such Guarantor’s assets and liabilities:

(1)                                  holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of such Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed) before Holders shall be entitled to receive any payment pursuant to the Guarantee of such Guarantor;

(2)                                  until the Senior Debt of any Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Debt as their interests may appear, except that Holders of the Notes may receive and retain Permitted Junior Securities; and

(3)                                  if a distribution is made to Holders of the Note that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Debt of such Guarantor and pay it over to them as their interest may appear.

                SECTION 12.03.  Default on Senior Debt of Guarantor.

No Guarantor shall make any payment on its Guarantee or purchase, redeem or otherwise retire or defease any Notes or other Guaranteed Obligations (collectively, “pay its Guarantee”) if either of the following (a “Payment Default”) occurs (1) any Designated Senior Debt of such Guarantor is not paid in full in cash when due; or (2) any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that any Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of all Designated Senior Debt with respect to which the Payment Default has occurred and is continuing.  During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Debt of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be necessary to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to such Guarantor) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter.  The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Debt has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt giving such Payment Notice or the Representative of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt, any Guarantor shall be entitled to resume payments pursuant to its Guarantee after termination of such Payment Blockage Period.  No Guarantor shall be subject to more than one Blockage Period in any consecutive 360-day  period, irrespective of the number of defaults with respect to Designated Senior Debt of such Guarantor during such period; provided, however, that if any Blockage Notice within such 360-day period is given to the Trustee by or on behalf of any holders of Designated Senior Debt of such Guarantor (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; provided further,  however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-day consecutive period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.  For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                SECTION 12.04.  Demand for Payment.

If a demand for payment is made on a Guarantor pursuant to Article 11 hereof, the Trustee shall promptly notify the holders of the Designated Senior Debt of such Guarantor (or their Representatives) of such demand.

                SECTION 12.05.  When Distribution Must Be Paid Over.

If a distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt of the applicable Guarantor and pay it over to them or their Representatives as their interests may appear.  If any Designated Senior Debt of a Guarantor is outstanding, such Guarantor shall not make a payment on its Guarantee until five Business Days after the Representatives of all the issuers of Designated Senior Debt of such Guarantor receive notice of such acceleration and, thereafter, shall be entitled to pay the Notes only if this Article 12 otherwise permits payment at that time.

                SECTION 12.06.  Subrogation.

After all Senior Debt of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of such Guarantor.  A distribution made under this Article 12 to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Senior Debt.

                SECTION 12.07.  Relative Rights.

This Article 12 defines the relative rights of Holders and holders of Senior Debt of a Guarantor.  Nothing in this Indenture shall:

(1)                                  impair, as between a Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guarantee to the extent set forth in Article 11; or

(2)                                  prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Holders.

                SECTION 12.08.  Subordination May Not Be Impaired by Company.

No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

                SECTION 12.09.  Rights of Trustee and Paying Agent.

Notwithstanding Section 12.03 or any other provision of this Indenture or the Notes, the Trustee or Paying Agent shall continue to make payments on any Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that such payments may not be made under this Article 12 and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects conclusively to presume that no such fact exists.  Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.  The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.  The Company, the relevant Guarantor, a Representative or a holder of Senior Debt of such Guarantor shall be entitled to give such notice; provided, however, that, if an issue of Senior Debt of any Guarantor has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt of any Guarantor with the same rights it would have if it were not the Trustee.  The Registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder.  Notwithstanding anything in this Article 12 to the contrary, all amounts owed to the Trustee (including amounts owed pursuant to Sections 6.10 and 7.07 hereof) in each of its capacities hereunder shall not be subordinated to any Senior Debt of a Guarantor or otherwise.

                SECTION 12.10.  Distribution or Notice to Representative.

Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

                SECTION 12.11.  Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment.

The failure to make a payment pursuant to a Guarantee by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Guarantor pursuant to its Guarantee.

                SECTION 12.12.  Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (3) upon the Representatives for the holders of Senior Debt of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

                SECTION 12.13.  Trustee To Effectuate Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of any Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Debt of Guarantor.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

                SECTION 12.15.  Reliance by Holders of Senior Debt of Guarantors on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE 13

MISCELLANEOUS

                SECTION 13.01.  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

                SECTION 13.02.  Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Polypore, Inc.
13800 South Lakes Drive
Charlotte, NC  28273
Facsimile No.: (704) 587-8722
Attention: Lynn K. Amos

With copies to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile No.: (212) 728-9228
Attention: William E. Hiller

If to the Trustee:

The Bank of New York
101 Barclay Street, Fl 21 West
New York, New York 10284
Facsimile No.: (212) 815-5802
Attention:  Global Finance Unit

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders or the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications sent to the Trustee shall be deemed to have been duly given when actually received.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  So long as the Euro Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, such notice to the Holders of the Euro Notes will be published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, each Paying Agent and the Registrar at the same time.

                SECTION 13.03.  Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

                SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been  complied with.

                SECTION 13.05.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                SECTION 13.06.  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                SECTION 13.07.  Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                SECTION 13.08.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                SECTION 13.09.  Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                SECTION 13.10.  Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                SECTION 13.11.  Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                SECTION 13.12.  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                SECTION 13.13.  Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)                                  U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Dollar Notes, the Guarantees of the Dollar Notes or this Indenture to the extent it relates to the Dollar Notes, including damages related thereto, and Euros are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Euro Notes, the Guarantees of the Euro Notes or this Indenture to the extent it relates to the Euro Notes, including damages related thereto.  Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Dollar Notes or Euro by a Holder of Euro Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. Dollar or Euro amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar or Euro amount is less than the U.S. Dollar or Euro amount expressed to be due to the recipient under the applicable Notes, the Company shall indemnify it against any loss sustained by it as a result as set forth in Section 13.13(b).  In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 13.13, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars or Euros, as the case may be, been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars or Euros, as applicable, on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  The indemnities set forth in this Section 13.13 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b)                                 The Company and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(1)                                  (A)                              If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)                                If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2)                                  In the event of the winding-up of the Company or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Company or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)                                  The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 13.13 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or any Guarantor or the liquidator or otherwise or any of them.  In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)                                 The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PP ACQUISITION CORPORATION, to be merged with and into, POLYPORE, INC.

By	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

DARAMIC, INC., a Delaware corporation
CELGARD, INC., a Delaware corporation
POLYPORE HOLDINGS, INC., a Delaware corporation
DARAMIC INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

THE BANK OF NEW YORK, as Trustee,

By	/s/ Miriam Y. Molina
Name: Miriam Y. Molina
Title: Assistant Vice President

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of PP Acquisition Corporation with and into Polypore, Inc. with Polypore, Inc. continuing as the surviving corporation, it will succeed by operation of law to all of the rights and obligations of PP Acquisition Corporation set forth herein and that all references herein to the “Company” shall thereupon be deemed to be references to the undersigned.

POLYPORE, INC.,

By	/s/ Lynn Amos
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES

1.                                       Definitions

1.1                                 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Common Depository” means, with respect to the Euro Notes, The Bank of New York Depository (Nominees) Limited as common depository for Euroclear and Clearstream or another Person designated as common depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Definitive Dollar Note” means a certificated Initial Dollar Note or Exchange Dollar Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Definitive Euro Note” means a certificated Initial Euro Note or Exchange Euro Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Definitive Notes” means, collectively, Definitive Dollar Notes and Definitive Euro Notes.

“Depository” means, respect to the Dollar Notes, The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., UBS Securities LLC and Lehman Brothers Inc. (in the case of the Initial Dollar Notes) and J.P. Morgan Securities Ltd., Bear, Stearns International Limited, UBS Limited and Lehman Brothers International (in the case of the Initial

Euro Notes) and (2) with respect to each issuance of Additional Notes, the Persons purchasing or underwriting such Additional Notes under the related Purchase Agreement.

“Purchase Agreement” means with (1) respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated May 6, 2004, among the Company, PP Acquisition Corporation and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing or underwriting such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated May 13, 2004, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Notes” means the Initial Notes and the Exchange Notes treated as a single class.

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“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Unrestricted Definitive Note” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2                                 Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Global Dollar Notes”	2.1(b)
“Global Euro Notes”	2.1(b)
“Global Notes”	2.1(b)
“Regulation S Global Dollar Notes”	2.1(b)
“Regulation S Global Euro Notes”	2.1(b)
“Regulation S Global Notes”	2.1(b)
“Rule 144A Global Dollar Note”	2.1(b)
“Rule 144A Global Euro Note”	2.1(b)
“Rule 144A Global Notes”	2.1(b)

2.                                       The Notes.

2.1                                 Form and Dating; Global Notes.  (a) The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.  Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b)                                 Global Notes.  (i)  Rule 144A Notes that are Dollar Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Dollar Notes”).  Rule 144A Notes that are Euro Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Euro Notes” and, together with the Rule 144A Global Dollar Notes, the “Rule 144A Global Notes”).  Regulation S Notes that are Dollar Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Dollar Notes”).  Regulation S Notes that are Euro Notes initially shall be represented by one or more Notes in

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fully registered, global form without interest coupons (collectively, the “Regulation S Global Euro Notes” and, together with the Regulation S Global Dollar Notes, the “Regulation S Global Notes”).  The term “Global Dollar Notes” means the Rule 144A Global Dollar Notes and the Regulation S Global Dollar Notes.  The term “Global Euro Notes” means, collectively, the Rule 144A Global Euro Notes and the Regulation S Global Euro Notes.  The term “Global Notes” means, collectively, the Rule 144A Global Notes and the Regulation S Global Notes.  The Global Notes shall bear the Global Note Legend.  The Global Dollar Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.  The Global Euro Notes initially shall (i) be registered in the name of the Common Depository or the nominee of such Common Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Euro Paying Agent as custodian for such Common Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or the Common Depository, or the Trustee as its custodian, or under the Global Notes.  The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Dollar Notes for all purposes whatsoever.  The Common Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Euro Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or the Common Depository, as the case may be, or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(ii)                                  Transfers of Global Dollar Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Transfers of Global Euro Notes shall be limited to transfer in whole, but not in part, to the Common Depository, its successor and their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2.  In addition, a Global Note shall be exchangeable for Definitive Notes if (i) in the case of a Global Dollar Note, the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) in the case of a Global Euro Note, (x) Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue as clearing agency or (y) the Common Depository notifies the Company that it is unwilling or unable to continue as common depository for such Global Euro Note and the Company fails to appoint a successor common depository within 120 days of such notice or (iii) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note.  In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of

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the Depository or the Common Depository, as applicable, in accordance with its customary procedures.

(iii)                               In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)                              Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)                                 Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)                              The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

2.2                                 Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except as set forth in Section 2.1(b).  Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section in Section 2.1(b)(ii).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of this Indenture.  Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

(b)                                 Transfer and Exchange of Beneficial Interests in Global Notes.  The transfer and exchange of beneficial interests in the Global Dollar Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  The transfer and exchange of beneficial interests in the Global Euro Notes shall be effected through the Common Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of Euroclear and Clearstream.  Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in Global Dollar Notes shall be transferred or exchanged only for beneficial interests in Global Dollar Notes.  Beneficial interests in Global Euro Notes shall be transferred or exchanged only for beneficial interests in Global Euro Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof

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in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  A beneficial interest in an Unrestricted Global Dollar Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Dollar Note.  Beneficial interests in any Unrestricted Global Euro Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Euro Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Dollar Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Dollar Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  In connection with all transfers and exchanges of beneficial interests in any Global Euro Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Common Depository in accordance with the applicable rules and procedures of Euroclear or Clearstream directing the Common Depository to credit or cause to be credited a beneficial interest in another Global Euro Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of Euroclear or Clearstream containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in (x) a Transfer Restricted Global Dollar Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Dollar Note and (y) a Transfer Restricted Global Euro Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Euro Note, in each case if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)                                if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

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(iv)                              Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in (x) a Transfer Restricted Global Dollar Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Dollar Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Dollar Note or (y) a Restricted Global Euro Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Euro Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Euro Note, in each case if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)                                if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)                                 Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  In any case, beneficial interests in Global Dollar Notes shall be transferred or exchanged only for Definitive Dollar Notes and beneficial interests in Global Euro Notes shall be transferred or exchanged only for Definitive Euro Notes.

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(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.  Definitive Dollar Notes shall be transferred or exchanged only for beneficial interests in Global Dollar Notes.  Definitive Euro Notes shall be transferred or exchanged only for beneficial interests in Global Euro Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i)                                     Transfer Restricted Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

(B)                                if such Transfer Restricted Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(C)                                if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(D)                               if such Transfer Restricted Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(E)                                 if such Transfer Restricted Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)                                 if such Transfer Restricted Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Note, and increase or cause to be increased the aggregate principal amount of  the appropriate Restricted Global Note.

(ii)                                  Transfer Restricted Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Transfer Restricted Note may exchange such Transfer Restricted

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Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)                              if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(B)                                if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)                              Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

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(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Definitive Dollar Notes shall be transferred or exchanged only for Definitive Dollar Notes.  Definitive Euro Notes shall be transferred or exchanged only for Definitive Euro Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)                                     Transfer Restricted Notes to Transfer Restricted Notes.  A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)                                if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)                               if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and

(E)                                 if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)                                  Transfer Restricted Notes to Unrestricted Definitive Notes.  Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)                                  if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

(2)                                  if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

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Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note,

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv)                              Unrestricted Definitive Notes to Transfer Restricted Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such increase.

(f)                                    Legend.

(i)                                     Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED

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OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES:  TWO YEARS] [IN THE CASE OF REGULATION S NOTES:  40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

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LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)                               After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial  Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv)                              Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form  without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v)                                 Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(vi)                              Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)                                 Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall

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be made on such Global Note by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such increase.

(h)                                 Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.03, 4.10, 4.15 and 9.05 of this Indenture).

(iii)                               Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, a Paying Agent or the Registrar  shall be affected by notice to the contrary.

(iv)                              All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)                                     No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such securities exchange so require, notices to the Holders of the Notes shall be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The

14

Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

15

EXHIBIT A

[FORM OF FACE OF INITIAL DOLLAR NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER,

SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES:  TWO YEARS] [IN THE CASE OF REGULATION S NOTES:  40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Dollar Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL DOLLAR NOTE]

No.	$

8 3/4% Senior Subordinated Note due 2012

CUSIP No. [144A: ]/[REG S: ]/[IAI: ]
ISIN No. [144A: ]/[REG S: ]/[IAI: ]
Common Code:[144A ]/[REG S: ]/[IAI: ]

PP ACQUISITION CORPORATION, a Delaware corporation, promises to pay to [                  ], or registered assigns, the principal sum [of                    Dollars] [listed on the Schedule of Increases or Decreases in Global Dollar Note attached hereto](1) on May 15, 2012.

Interest Payment Dates:  May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Dollar Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PP ACQUISITION CORPORATION

By:
Name:
Title:

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of PP Acquisition Corporation with and into Polypore, Inc. with Polypore, Inc. continuing as the surviving corporation, it will succeed by operation of law to all of the rights and obligations of PP Acquisition Corporation set forth herein and that all references herein to the “Company” shall thereupon be deemed to be references to the undersigned.

POLYPORE, INC.,

By:
Name:
Title:

By:
Name:
Title:

(1)                Use the Schedule of Increases and Decreases language if Dollar Note is in Global Form.

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Dollar Notes referred to in the Indenture.

By:
Authorized Signatory

*/

If the Dollar Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

[FORM OF REVERSE SIDE OF INITIAL DOLLAR NOTE]

8 3/4% Senior Subordinated Note due 2012

1.                                       Interest

(a)                                  PP ACQUISITION CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture, including Polypore, Inc. following the merger of PP Acquisition Corporation with and into Polypore, Inc., hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Dollar Note at the rate per annum shown above.  The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2004.  Interest on the Dollar Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 13, 2004 until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Dollar Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b)                                 Registration Rights Agreement.  The Holder of this Dollar Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 13, 2004, among the Company, the Guarantors and the Initial Purchasers.

2.                                       Method of Payment

The Company shall pay interest on the Dollar Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on May 1 and November 1 next preceding the interest payment date even if Dollar Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Dollar Notes represented by a Global Dollar Note (including principal, premium, if any, interest and Additional Interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Company will make all payments in respect of a certificated Dollar Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of each Paying Agent, except that, at the option of the Company, payment of interest and Additional Interest, if any, may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Dollar Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Dollar Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Dollar Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture.

The Company issued the Dollar Notes under an Indenture dated as of May 13, 2004 (the “Indenture”), among PP Acquisition Corporation, the predecessor of the Company, the Guarantors and the Trustee.  The terms of the Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Dollar Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions

The Dollar Notes are senior subordinated unsecured obligations of the Company.  This Dollar Note is one of the Initial Dollar Notes referred to in the Indenture.  The Dollar Notes include the Initial Dollar Notes and any Exchange Dollar Notes issued in exchange for Initial Dollar Notes pursuant to the Indenture.  The Initial Dollar Notes and any Exchange Dollar Notes together with the Initial Euro Notes and any Exchange Euro Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, sell or otherwise dispose of assets including capital stock, enter into or permit certain transactions with Affiliates, create or incur Liens and engage in other business activities. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal of, if any, or interest on in respect of the Dollar Notes and all other amounts payable by the Company under the Indenture and the Dollar Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Dollar Notes and the Indenture, each of the Guarantors have, jointly and severally, unconditionally and irrevocably guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.                                       Optional Redemption; Special Redemption

Except as set forth in the following paragraphs, the Dollar Notes shall not be redeemable at the Company’s option prior to May 15, 2008. Thereafter, the Dollar Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve month period commencing on May 15 of the year set forth below:

Year	Redemption Price

2008	104.375%
2009	102.188%
2010 and thereafter	100.000%

In addition, prior to May 15, 2008, the Company may redeem the Dollar Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Dollar Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to May 15, 2007, the Company may at its option on one or more occasions redeem the Dollar Notes (which includes Additional Dollar Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Dollar Notes (which includes Additional Dollar Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (i) at least 65% of such aggregate principal amount of Dollar Notes (which includes Additional Dollar Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (ii) each such redemption occurs within 60 days after the date of the related Equity Offering.

Notwithstanding the foregoing, in the event that the Transactions have not been consummated on or prior to May 20, 2004, then the Company shall mandatorily redeem all the Notes on or prior to May 21, 2004, at a redemption price in cash equal to 100% of the issue price of the Notes plus accrued and unpaid interest to the date of redemption.  Notice of such redemption shall be given to the Trustee no later than the close of business on May 20, 2004.

6.                                       Sinking Fund

The Dollar Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Dollar Notes to be redeemed at his, her or its registered address.  Dollar Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Dollar Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Dollar Notes (or such portions thereof) called for redemption.

8.                                       Repurchase of Dollar Notes at the Option of the Holders upon Change of Control and Asset Sales

If a Change of Control occurs, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or a portion of such Holder’s Dollar Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Dollar Notes upon the occurrence of certain events.

9.                                       Subordination

The Dollar Notes and Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Guarantees may be paid.  The Company and each Guarantor agrees, and each Holder by accepting a Dollar Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Dollar Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange of Dollar Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Dollar Notes selected for redemption in whole or in part, except the unredeemed portion of any Dollar Note being redeemed in part.  The Company shall not be required (i) to issue, to register the transfer of or to exchange any Dollar Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption and ending at the close of business on such day, (ii) to register the transfer of or to exchange any Dollar Note so selected for redemption in whole or in part, except the unredeemed portion of any Dollar Note being redeemed in part or (iii) to register the transfer of or to exchange a Dollar Note between a record date and the next succeeding Interest Payment Date.

11.                                 Persons Deemed Owners

The registered Holder of this Dollar Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Dollar Notes and the Indenture if the Company deposits with the Trustee cash in United States dollars, non-callable Government Obligations, or a combination of United States dollars and Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of public accountant, to pay the principal amount at maturity of, premium, if any, and interest on the Dollar Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and (ii) any past default or compliance with any provisions of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, (and not the consent of the majority of all Notes) shall be required.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Guarantees or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 of the Indenture or the Appendix hereof relating to the form of the Notes (including the related definitions) in a manner that does not adversely affect any Holder; (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes by a successor to the Company or a Guarantor in case of a merger or consolidation; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in the Indenture; (vii) to release any Guarantor from its Guarantee in accordance with the Indenture; (viii) or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; or (ix) make any change in Article 10 and Article 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company or a holder of Guarantor Senior Debt (or any Representative thereof) under such Article 10 and Article 12.

15.                                 Defaults and Remedies

Events of Default include: (i) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable if the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (ii) the failure to pay the principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 or Section 11.06 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company (other than a Securitization Entity) or the acceleration of the maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of the Indenture, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $20.0 million (which are not covered by insurance or indemnity as to which the insurer or a creditworthy indemnitor has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; and (vii) any Guarantee of a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 Authentication

This Dollar Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Dollar Note.

18.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                                 CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

                (Print or type assignee’s name, address and zip code)

                (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED DOLLAR NOTES

This certificate relates to $            principal amount of Dollar Notes held in (check applicable space)           book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Dollar Note held by the Depository a Dollar Note or Dollar Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Dollar Note (or the portion thereof indicated above);

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Dollar Note or Dollar Notes.

In connection with any transfer of any of the Dollar Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Notes Act, the undersigned confirms that such Dollar Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:
Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Dollar Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL DOLLAR NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DOLLAR NOTE

The initial principal amount of this Global Dollar Note is $                           .  The following increases or decreases in this Global Dollar Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Dollar Note	Amount of increase in Principal Amount of this Global Dollar Note	Principal amount of this Global Dollar Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Dollar Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Dollar Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF INITIAL EURO NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN A NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITORY, TO NOMINEES OF THE COMMON DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES:  TWO YEARS] [IN THE CASE OF REGULATION S NOTES:  40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE

(OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF THE EURO EQUIVALENT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Euro Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL EURO NOTE]

No.	€

8 3/4% Senior Subordinated Note due 2012

CUSIP No. [144A: ]/[REG S: ]
ISIN No. [144A: ]/[REG S: ]
Common Code [144A: ]/[REG S: ]

PP ACQUISITION CORPORATION, a Delaware corporation, promises to pay to [                  ], or registered assigns, the principal sum [of              Euros] [listed on the Schedule of Increases or Decreases in Global Euro Note attached hereto](1) on May 15, 2012.

Interest Payment Dates:  May 15 and November 15.

Record Dates:  May 1 and November 1.

Additional provisions of this Euro Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PP ACQUISITION CORPORATION

By:
Name:
Title:

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of PP Acquisition Corporation with and into Polypore, Inc. with Polypore, Inc. continuing as the surviving corporation, it will succeed by operation of law to all of the rights and obligations of PP Acquisition Corporation set forth herein and that all references herein to the “Company” shall thereupon be deemed to be references to the undersigned.

POLYPORE, INC.,

By:
Name:
Title:

By:
Name:
Title:

(1)                Use the Schedule of Increases and Decreases language if Euro Note is in Global Form.

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Euro Notes referred to in the Indenture.

By:
Authorized Signatory

*/                     If the Euro Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

[FORM OF REVERSE SIDE OF INITIAL EURO NOTE]

8 3/4% Senior Subordinated Note due 2012

1.                                       Interest

(a)                                  PP ACQUISITION CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture, including Polypore, Inc. following the merger of PP Acquisition Corporation with an into Polypore, Inc., hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Euro Note at the rate per annum shown above.  The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2004.  Interest on the Euro Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 13, 2004 until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Euro Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b)                                 Registration Rights Agreement.  The Holder of this Euro Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 13, 2004, among the Company, the Guarantors and the Initial Purchasers named therein.

2.                                       Method of Payment

The Company shall pay interest on the Euro Notes (except defaulted interest and Additional Interest, if any) to the Persons who are registered Holders at the close of business on May 1 and November 1 next preceding the interest payment date even if Euro Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Euro Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and interest in money of a member state of the European Union that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Euro Notes represented by a Global Note (including principal, premium, if any, interest and Additional Interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Company will make all payments in respect of a certificated Euro Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of a Paying Agent, except that, at the option of the Company, payment of interest and Additional Interest, if any, may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Euro Notes may also be made, in the case of a Holder of at least €1,000,000 aggregate principal amount of Euro Notes, by wire transfer to a Euro account maintained by the payee with a bank in member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, will act as Euro Paying Agent.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture

The Company issued the Euro Notes under an Indenture dated as of May 13, 2004 (the “Indenture”), among PP Acquisition Corporation, the predecessor of the Company, the Guarantors and The Bank of New York, a New York banking corporation (the “Trustee”).  The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Euro Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Euro Notes are senior subordinated unsecured obligations of the Company.  This Euro Note is one of the Initial Euro Notes referred to in the Indenture.  The Euro Notes include the Initial Euro Notes and any Exchange Euro Notes issued in exchange for Initial Euro Notes pursuant to the Indenture.  The Initial Euro Notes and any Exchange Euro Notes together with the Initial Dollar Notes and the Exchange Dollar Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, sell or otherwise dispose of assets including capital stock, enter into or permit certain transactions with Affiliates, create or incur Liens and engage in other business activities.  The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal of, premium, if any, or interest on in respect of the Euro Notes and all other amounts payable by the Company under the Indenture and the Euro Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Euro Notes and the Indenture, each of the Guarantors have, jointly and severally, unconditionally and irrevocably guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.                                       Optional Redemption; Special Redemption

Except as set forth in the following paragraphs, the Euro Notes shall not be redeemable at the Company’s option prior to May 15, 2008. Thereafter, the Euro Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve month period commencing on May 15 of the year set forth below:

Year	Redemption Price

2008	104.375%
2009	102.188%
2010 and thereafter	100.000%

In addition, prior to May 15, 2008, the Company may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Euro Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to May 15, 2007, the Company may at its option on one or more occasions redeem the Euro Notes (which includes Additional Euro Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Euro Notes (which includes Additional Dollar Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (i) at least 65% of such aggregate principal amount of Dollar Notes (which includes Additional Dollar Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (ii) each such redemption occurs within 60 days after the date of the related Equity Offering.

Notwithstanding the foregoing, in the event that the Transactions have not been consummated on or prior to May 20, 2004, then the Company shall mandatorily redeem all the Notes on or prior to May 21, 2004, at a redemption price in cash equal to 100% of the issue price of the Notes plus accrued and unpaid interest to the date of redemption.  Notice of such redemption shall be given to the Trustee no later than the close of business on May 20, 2004.

6.                                       Sinking Fund

The Euro Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Euro Notes to be redeemed at his, her or its registered address.  Euro Notes in denominations larger than €1,000 may be redeemed in part but only in whole multiples of €1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Euro Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Euro Notes (or such portions thereof) called for redemption.

8.                                      Repurchase of Euro Notes at the Option of the Holders upon Change of Control and Asset Sales

If a Change of Control occurs, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or a portion of such Holder’s Euro Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Euro Notes upon the occurrence of certain events.

9.                                       Subordination

The Euro Notes and Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Euro Notes and Guarantees may be paid.  The Company and each Guarantor agrees, and each Holder by accepting a Euro Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Euro Notes are in registered form, without coupons, in denominations of €1,000 and integral multiples of €1,000.  A Holder shall register the transfer of or exchange of Euro Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Euro Notes selected for redemption in whole or in part, except the unredeemed portion of any Euro Note being redeemed in part.  The Company shall not be required (i) to issue, to register the transfer of or to exchange any Euro Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption and ending at the close of business on such day, (ii) to register the transfer of or to exchange any Euro Note so selected for redemption in whole or in part, except the unredeemed portion of any Euro Note being redeemed in part or (iii) to register the transfer of or to exchange a Euro Note between a record date and the next succeeding Interest Payment Date.

11.                                 Persons Deemed Owners

The registered Holder of this Euro Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in euros or EU Government Obligations, or a combination of euros and EU Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of public accountants to pay the principal amount at maturity of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and (ii) any past default or compliance with any provisions of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, (and not the consent of the majority of all Notes) shall be required.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Guarantees or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 of the Indenture or the Appendix hereof relating to the form of the Notes (including the related definitions) in a manner that does not adversely affect any Holder; (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes by a successor to the Company or a Guarantor in case of a merger or consolidation; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in the Indenture; (vii) to release any Guarantor from its Guarantee in accordance with the Indenture; (viii) or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; or (ix) make any change in Article 10 and Article 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company or a holder of Guarantor Senior Debt (or any Representative thereof) under such Article 10 and Article 12.

15.                                 Defaults and Remedies

Events of Default include: (i) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable if the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (ii) the failure to pay the principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 or Section 11.06 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company (other than a Securitization Entity) or the acceleration of the maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of the Indenture, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $20.0 million (which are not covered by insurance or indemnity as to which the insurer or a creditworthy indemnitor has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; and (vii) any Guarantee of a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 Authentication

This Euro Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Euro Note.

18.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                                 CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

                (Print or type assignee’s name, address and zip code)

                (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED EURO NOTES

This certificate relates to €                     principal amount of Euro Notes held in (check applicable space)              book-entry or                 definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Euro Note held by the Depository a Euro Note or Euro Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Euro Note (or the portion thereof indicated above);

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Euro Note or Euro Notes.

In connection with any transfer of any of the Euro Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Notes Act, the undersigned confirms that such Euro Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:
Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Euro Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL EURO NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EURO NOTE

The initial principal amount of this Global Euro Note is €                       .  The following increases or decreases in this Global Euro Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Euro Note	Amount of increase in Principal Amount of this Global Euro Note	Principal amount of this Global Euro Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Euro Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Euro Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, state the amount (€1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT C

[FORM OF FACE OF EXCHANGE DOLLAR NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

8 3/4% Senior Subordinated Note due 2012

CUSIP No. [144A: ]/[REG S: ]/[IAI: ]
ISIN No. [144A: ]/[REG S: ]/[IAI: ]
Common Code [144A: ]/[REG S: ]/[IAI: ]

POLYPORE, INC., a Delaware corporation, promises to pay to [                  ], or registered assigns, the principal sum [of                      Dollars] [listed on the Schedule of Increases or Decreases in Global Dollar Note attached hereto](1) on May 15, 2012.

Interest Payment Dates:  May 15 and November 15.

Record Dates:  May 1 and November 1.

Additional provisions of this Dollar Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

POLYPORE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Dollar Notes referred to in the Indenture.

By:
Authorized Signatory

(1)                                  Use the Schedule of Increases and Decreases language if Dollar Note is in Global Form.

*/                             If the Dollar Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

[FORM OF REVERSE SIDE OF EXCHANGE DOLLAR NOTE]

8 3/4% Senior Subordinated Note due 2012

1.                                       Interest

POLYPORE, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company), promises to pay interest on the principal amount of this Dollar Note at the rate per annum shown above.  The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2004.  Interest on the Dollar Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 13, 2004 until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Dollar Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                       Method of Payment

The Company shall pay interest on the Dollar Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on May 1 and November 1 next preceding the interest payment date even if Dollar Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Dollar Notes represented by a Global Dollar Note (including principal, premium, if any, interest and Additional Interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Company will make all payments in respect of a certificated Dollar Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of each Paying Agent, except that, at the option of the Company, payment of interest and Additional Interest, if any, may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Dollar Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Dollar Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Dollar Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture

The Company issued the Dollar Notes under an Indenture dated as of May 13, 2004 (the “Indenture”), among PP Acquisition Corporation, the predecessor of the Company, the Guarantors and the Trustee.  The terms of the Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Dollar Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Dollar Notes are senior subordinated unsecured obligations of the Company.  This Dollar Note is one of the Exchange Dollar Notes referred to in the Indenture.  The Dollar Notes include the Initial Dollar Notes and any Exchange Dollar Notes issued in exchange for Initial Dollar Notes pursuant to the Indenture.  The Initial Dollar Notes and any Exchange Dollar Notes together with the Initial Euro Notes and any Exchange Euro Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, sell or otherwise dispose of assets including capital stock, enter into or permit certain transactions with Affiliates, create or incur Liens and engage in other business activities. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal of, if any, or interest on in respect of the Dollar Notes and all other amounts payable by the Company under the Indenture and the Dollar Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Dollar Notes and the Indenture, each of the Guarantors have, jointly and severally, unconditionally and irrevocably guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.                                       Optional Redemption; Special Redemption

Except as set forth in the following paragraphs, the Dollar Notes shall not be redeemable at the Company’s option prior to May 15, 2008. Thereafter, the Dollar Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve month period commencing on May 15 of the year set forth below:

Year	Redemption Price

2008	104.375%
2009	102.188%
2010 and thereafter	100.000%

In addition, prior to May 15, 2008, the Company may redeem the Dollar Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Dollar Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to May 15, 2007, the Company may at its option on one or more occasions redeem the Dollar Notes (which includes Additional Dollar Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Dollar Notes (which includes Additional Dollar Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (i) at least 65% of such aggregate principal amount of Dollar Notes (which includes Additional Dollar Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (ii) each such redemption occurs within 60 days after the date of the related Equity Offering.

Notwithstanding the foregoing, in the event that the Transactions have not been consummated on or prior to May 20, 2004, then the Company shall mandatorily redeem all the Notes on or prior to May 21, 2004, at a redemption price in cash equal to 100% of the issue price of the Notes plus accrued and unpaid interest to the date of redemption.  Notice of such redemption shall be given to the Trustee no later than the close of business on May 20, 2004.

6.                                       Sinking Fund

The Dollar Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Dollar Notes to be redeemed at his, her or its registered address.  Dollar Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Dollar Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Dollar Notes (or such portions thereof) called for redemption.

8.                                       Repurchase of Dollar Notes at the Option of the Holders upon Change of Control and Asset Sales

If a Change of Control occurs, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or a portion of such Holder’s Dollar Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Dollar Notes upon the occurrence of certain events.

9.                                       Subordination

The Dollar Notes and Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Guarantees may be paid.  The Company and each Guarantor agrees, and each Holder by accepting a Dollar Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Dollar Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange of Dollar Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Dollar Notes selected for redemption in whole or in part, except the unredeemed portion of any Dollar Note being redeemed in part.  The Company shall not be required (i) to issue, to register the transfer of or to exchange any Dollar Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption and ending at the close of business on such day, (ii) to register the transfer of or to exchange any Dollar Note so selected for redemption in whole or in part, except the unredeemed portion of any Dollar Note being redeemed in part or (iii) to register the transfer of or to exchange a Dollar Note between a record date and the next succeeding Interest Payment Date.

11.                                 Persons Deemed Owners

The registered Holder of this Dollar Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Dollar Notes and the Indenture if the Company deposits with the Trustee cash in United States dollars, non-callable Government Obligations, or a combination of United States dollars and Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of public accountant, to pay the principal amount at maturity of, premium, if any, and interest on the Dollar Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and (ii) any past default or compliance with any provisions of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, (and not the consent of the majority of all Notes) shall be required.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Guarantees or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 of the Indenture or the Appendix hereof relating to the form of the Notes (including the related definitions) in a manner that does not adversely affect any Holder; (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes by a successor to the Company or a Guarantor in case of a merger or consolidation; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in the Indenture; (vii) to release any Guarantor from its Guarantee in accordance with the Indenture; (viii) or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; or (ix) make any change in Article 10 and Article 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company or a holder of Guarantor Senior Debt (or any Representative thereof) under such Article 10 and Article 12.

15.                                 Defaults and Remedies

Events of Default include: (i) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable if the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (ii) the failure to pay the principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 or Section 11.06 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company (other than a Securitization Entity) or the acceleration of the maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of the Indenture, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $20.0 million (which are not covered by insurance or indemnity as to which the insurer or a creditworthy indemnitor has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; and (vii) any Guarantee of a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the

Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 Authentication

This Dollar Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Dollar Note.

18.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                                 CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

                (Print or type assignee’s name, address and zip code)

                (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL DOLLAR NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DOLLAR NOTE

The initial principal amount of this Global Dollar Note is $                        .  The following increases or decreases in this Global Dollar Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Dollar Note	Amount of increase in Principal Amount of this Global Dollar Note	Principal amount of this Global Dollar Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Dollar Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Dollar Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT D

[FORM OF FACE OF EXCHANGE EURO NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN A NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITORY, TO NOMINEES OF THE COMMON DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	€

8 3/4% Senior Subordinated Note due 2012

CUSIP No. [144A: ]/[REG S: ]
ISIN No. [144A: ]/[REG S: ]
Common Code [144A: ]/[REG S: ]

POLYPORE, INC., a Delaware corporation, promises to pay to [                 ], or registered assigns, the principal sum [of                    Euros] [listed on the Schedule of Increases or Decreases in Global Euro Note attached hereto](1) on May 15, 2012.

Interest Payment Dates:  May 15 and November 15.

Record Dates:  May 1 and November 1.

Additional provisions of this Euro Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

POLYPORE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Euro Notes referred to in the Indenture.

By:
Authorized Signatory

*/                       If the Euro Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

(1)                                  Use the Schedule of Increases and Decreases language if Euro Note is in Global Form.

[FORM OF REVERSE SIDE OF EXCHANGE EURO NOTE]

8¾% Senior Subordinated Note due 2012

1.                                       Interest

POLYPORE, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Euro Note at the rate per annum shown above.  The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2004.  Interest on the Euro Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 13, 2004 until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Euro Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                       Method of Payment

The Company shall pay interest on the Euro Notes (except defaulted interest and Additional Interest, if any) to the Persons who are registered Holders at the close of business on May 1 and November 1 next preceding the interest payment date even if Dollar Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Euro Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and interest in money of a member state of the European Union that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Euro Notes represented by a Global Note (including principal, premium, if any, interest and Additional Interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Company will make all payments in respect of a certificated Euro Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of a Paying Agent, except that, at the option of the Company, payment of interest and Additional Interest, if any, may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Euro Notes may also be made, in the case of a Holder of at least €1,000,000 aggregate principal amount of Euro Notes, by wire transfer to a Euro account maintained by the payee with a bank in member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, will act as Euro Paying Agent.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture

The Company issued the Euro Notes under an Indenture dated as of May 13, 2004 (the “Indenture”), among PP Acquisition Corporation, the predecessor of the Company, the Guarantors and The Bank of New York, a New York banking corporation (the “Trustee”).  The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Euro Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Euro Notes are senior subordinated unsecured obligations of the Company.  This Euro Note is one of the Exchange Euro Notes referred to in the Indenture.  The Euro Notes include the Initial Euro Notes and any Exchange Euro Notes issued in exchange for Initial Euro Notes pursuant to the Indenture.  The Initial Euro Notes and any Exchange Euro Notes together with the Initial Dollar Notes and the Exchange Dollar Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, sell or otherwise dispose of assets including capital stock, enter into or permit certain transactions with Affiliates, create or incur Liens and engage in other business activities. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal of, premium, if any, or interest on in respect of the Euro Notes and all other amounts payable by the Company under the Indenture and the Euro Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Euro Notes and the Indenture, each of the Guarantors have, jointly and severally, unconditionally and irrevocably guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.                                       Optional Redemption; Special Redemption

Except as set forth in the following paragraphs, the Euro Notes shall not be redeemable at the Company’s option prior to May 15, 2008. Thereafter, the Euro Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve month period commencing on May 15 of the year set forth below:

Year	Redemption Price

2008	104.375%
2009	102.188%
2010 and thereafter	100.000%

In addition, prior to May 15, 2008, the Company may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Euro Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to May 15, 2007, the Company may at its option on one or more occasions redeem the Euro Notes (which includes Additional Euro Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Euro Notes (which includes Additional Dollar Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (i) at least 65% of such aggregate principal amount of Dollar Notes (which includes Additional Dollar Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (ii) each such redemption occurs within 60 days after the date of the related Equity Offering.

Notwithstanding the foregoing, in the event that the Transactions have not been consummated on or prior to May 20, 2004, then the Company shall mandatorily redeem all the Notes on or prior to May 21, 2004, at a redemption price in cash equal to 100% of the issue price of the Notes plus accrued and unpaid interest to the date of redemption.  Notice of such redemption shall be given to the Trustee no later than the close of business on May 20, 2004.

6.                                       Sinking Fund

The Euro Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Euro Notes to be redeemed at his, her or its registered address.  Euro Notes in denominations larger than €1,000 may be redeemed in part but only in whole multiples of €1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Euro Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Euro Notes (or such portions thereof) called for redemption.

8.                                      Repurchase of Euro Notes at the Option of the Holders upon Change of Control and Asset Sales

If a Change of Control occurs, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or a portion of such Holder’s Euro Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Euro Notes upon the occurrence of certain events.

9.                                       Subordination

The Euro Notes and Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Euro Notes and Guarantees may be paid.  The Company and each Guarantor agrees, and each Holder by accepting a Euro Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Euro Notes are in registered form, without coupons, in denominations of €1,000 and integral multiples of €1,000.  A Holder shall register the transfer of or exchange of Euro Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Euro Notes selected for redemption in whole or in part, except the unredeemed portion of any Euro Note being redeemed in part.  The Company shall not be required (i) to issue, to register the transfer of or to exchange any Euro Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption and ending at the close of business on such day, (ii) to register the transfer of or to exchange any Euro Note so selected for redemption in whole or in part, except the unredeemed portion of any Euro Note being redeemed in part or (iii) to register the transfer of or to exchange a Euro Note between a record date and the next succeeding Interest Payment Date.

11.                                 Persons Deemed Owners

The registered Holder of this Euro Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in euros or EU Government Obligations, or a combination of euros and EU Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of public accountants to pay the principal amount at maturity of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and (ii) any past default or compliance with any provisions of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, (and not the consent of the majority of all Notes) shall be required.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Guarantees or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 of the Indenture or the Appendix hereof relating to the form of the Notes (including the related definitions) in a manner that does not adversely affect any Holder; (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes by a successor to the Company or a Guarantor in case of a merger or consolidation; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Notes issued after the Issue Date in accordance with the limitations set forth in the Indenture; (vii) to release any Guarantor from its Guarantee in accordance with the Indenture; (viii) or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; or (ix) make any change in Article 10 and Article 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt of the Company or a holder of Guarantor Senior Debt (or any Representative thereof) under such Article 10 and Article 12.

15.                                 Defaults and Remedies

Events of Default include: (i) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable if the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (ii) the failure to pay the principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by Article 10 or Article 12 of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 or Section 11.06 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company (other than a Securitization Entity) or the acceleration of the maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, whether such Indebtedness now exists, or is created after the date of the Indenture, in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $20.0 million (which are not covered by insurance or indemnity as to which the insurer or a creditworthy indemnitor has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; and (vii) any Guarantee of a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 Authentication

This Euro Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Euro Note.

18.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                                 CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and, in the case of the Euro Notes, Common Codes, in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

                (Print or type assignee’s name, address and zip code)

                (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL EURO NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EURO NOTE

The initial principal amount of this Global Euro Note is €                                 .  The following increases or decreases in this Global Euro Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Euro Note	Amount of increase in Principal Amount of this Global Euro Note	Principal amount of this Global Euro Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Euro Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Euro Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.15 (Change of Control) of the Indenture, state the amount (€1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT E

Form of
Transferee Letter of Representation

PP Acquisition Corporation

c/o The Bank of New York
101 Barclay Street, Fl. 21W
New York, New York  10286

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $/€[     ] principal amount of the 8¾% Senior Subordinated Notes due 2012 (the “Notes”) of PP ACQUISITION CORPORATION (such corporation, and its successors and assigns under the Indenture, including Polypore, Inc. following the merger of PP Acquisition with and into Polypore, Inc., being herein called the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:

	TRANSFEREE:	,

By:

E-2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of  [                    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of POLYPORE, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Guarantors has heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 13, 2004, providing for the issuance of the Company’s U.S. Dollar-denominated 8¾% Senior Subordinated Notes due 2012 (the “Dollar Notes”) and Euro-denominated 8¾% Senior Subordinated Notes due 2012 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”), initially in the aggregate principal amount of $225,000,000 and €150,000,000, respectively;

WHEREAS Section 11.09 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Senior Subordinated Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.                                       Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                       Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                       Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

4.                                       Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                                       Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.                                       Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.                                       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.                                       Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

POLYPORE, INC.

By:
Name:
Title:

THE BANK OF NEW YORK, AS TRUSTEE

By:
Name:
Title:

F-3

Schedule I

Permitted Acquisition Payments

Payment to Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P., representing reimbursement for out-of-pocket expenses incurred in connection with the Transactions, not to exceed $6,500,000 in the aggregate.